   As filed with the Securities and Exchange Commission on September 1, 1995

                                                     Registration No.
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                          GEOTEK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                        (State or other jurisdiction of
                         incorporation or organization)

                                   22-2358635
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                           ANSA COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   95-4207737
             (I.R.S. Employer incorporation Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                            CLW COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     Texas
         (State or other jurisdiction of incorporation or organization)

                                   74-2513789
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         CUMULOUS HOLDING CORP., INC,.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3245951
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                            GEOTEK ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3258551
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       GEOTEK SUBSIDIARY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3392600
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                            METRO NET SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   11-2986167
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                     MOBILE MESSAGE SERVICE OF TEXAS, INC.
             (Exact name of registrant as specified in its charter)

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   06-1259975
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         OAK HILL COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                                     Texas
         (State or other jurisdiction of incorporation or organization)

                                   76-0262202
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                              POWERSPECTRUM, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3175296
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM MICROWAVE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3392602
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF ATLANTA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202887
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF BOSTON, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202888
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF BUFFALO, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202864
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                        POWERSPECTRUM OF CHARLOTTE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3389704
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF CHICAGO, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3266310
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       POWERSPECTRUM OF CINCINNATI, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3266309
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                          POWERSPECTRUM OF D.C., INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202868
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF DALLAS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3266308
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF DENVER, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202869
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       POWERSPECTRUM OF GREENSBORO, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3389703
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                        POWERSPECTRUM OF HARTFORD, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202873
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                      POWERSPECTRUM OF INDIANAPOLIS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202875
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                      POWERSPECTRUM OF JACKSONVILLE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202889
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       POWERSPECTRUM OF KANSAS CITY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202892
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF MEMPHIS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202894
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                          POWERSPECTRUM OF MIAMI, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202896
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       POWERSPECTRUM OF MINNEAPOLIS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202897
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                        POWERSPECTRUM OF NASHVILLE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202847
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                       POWERSPECTRUM OF NEW ORLEANS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202848
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                      POWERSPECTRUM OF NEW YORK CITY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3266305
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF ORLANDO, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202850
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                      POWERSPECTRUM OF PHILADELPHIA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202851
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF PHOENIX, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202852
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                        POWERSPECTRUM OF ROCHESTER, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202855
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                     POWERSPECTRUM OF SALT LAKE CITY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202857
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                      POWERSPECTRUM OF SAN FRANCISCO, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3389709
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                         POWERSPECTRUM OF SEATTLE, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202859
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                          POWERSPECTRUM OF TAMPA, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-3202862
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                              U.S.I. VENTURE CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   13-3123779
                    (I.R.S. Employer Identification Number)

                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              Andrew Siegel, Esq.
                         General Counsel and Secretary
                          Geotek Communications, Inc.
                                 20 Craig Road
                           Montvale, New Jersey 07645
                                 (201) 930-9305
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With a copy to:

                            Stephen T. Burdumy, Esq.
                            Todd L. Silverberg, Esq.
                  Klehr, Harrison, Harvey, Branzburg & Ellers
                               1401 Walnut Street
                             Philadelphia, PA 19102
                                 (215) 568-6060

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                         ------------------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans. Check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of each class of securities to be      Amount to be            Proposed                  Proposed               Amount of
registered                                   registered              Maximum                   Maximum                Registration
                                                                     Aggregate Price           Aggregate              Fee
                                                                     Per Unit                  Offering Price
===================================================================================================================================
15% Series A Senior Secured Discount          $20,700,000                100%                  $20,700,000               $7,137.93
Notes Due 2005
===================================================================================================================================
Guarantee -                                   $20,700,000                (1)                      (1)                    None (2)
Evidencing Guarantee by ANSA
Communications, Inc.,
CLW Communications, Inc.,
Cumulous Holding Corp., Inc.,
Geotek Acquisition Corp.,
Geotek Subsidiary Industries, Inc., Metro
Net Systems, Inc.,
Mobile Message Service of Texas, Inc.,
Oak Hill Communications, Inc.,
PowerSpectrum, Inc.,
PowerSpectrum Microwave, Inc.,
PowerSpectrum of Atlanta, Inc.,
PowerSpectrum of Boston, Inc.,
PowerSpectrum of Buffalo, Inc.,
PowerSpectrum of Charlotte, Inc.,
PowerSpectrum of Chicago, Inc.,
PowerSpectrum of Cincinnati, Inc.,
PowerSpectrum of D.C., Inc.,
PowerSpectrum of Dallas, Inc.,
PowerSpectrum of Denver, Inc.,
PowerSpectrum of Greensboro, Inc.
PowerSpectrum of Hartford, Inc.,
PowerSpectrum of Indianapolis, Inc.,
PowerSpectrum of Jacksonville, Inc.,
PowerSpectrum of Kansas City, Inc.,
PowerSpectrum of Memphis, Inc.,
PowerSpectrum of Miami, Inc.,
PowerSpectrum of Minneapolis, Inc.,
PowerSpectrum of Nashville, Inc.,
PowerSpectrum of New Orleans, Inc.,
PowerSpectrum of New York City, Inc.,
PowerSpectrum of Orlando, Inc.,
PowerSpectrum of Philadelphia, Inc.,
PowerSpectrum of Phoenix, Inc.,
PowerSpectrum of Rochester, Inc.,
PowerSpectrum of Salt Lake City, Inc.,
PowerSpectrum of San Francisco, Inc.
PowerSpectrum of Seattle, Inc.,
PowerSpectrum of Tampa, Inc.,
U.S.I. Venture Corp.

(1) No additional consideration will be received upon issuance of the Guarantees.

(2) Pursuant to Rule 457(n), no additional registration fee is payable for registration of the Guarantees.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.
===============================================================================

                          GEOTEK COMMUNICATIONS, INC.

               $20,700,000 Aggregate Principal Amount at Maturity
              15% Series A Senior Secured Discount Notes due 2005

         This Prospectus relates to $20,700,000 aggregate principal amount at maturity of 15% Series A Senior Secured Discount Notes due 2005 (the "Offered Notes") of Geotek Communications, Inc., a Delaware corporation (the "Company"). The Offered Notes were issued and sold on August 11, 1995 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Offered Notes that are being registered hereby may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Securityholders") pursuant to this Prospectus. The Registration Statement of which this Prospectus is a part has been filed with the Securities and Exchange Commission (the "Commission") pursuant to a registration agreement dated July 6, 1995 (the "Registration Statement") between the Company and Smith Barney Inc. (the "Initial Purchaser") entered into in connection with the initial sale of the Notes (as defined below).

         The Offered Notes were issued under an indenture (the "Indenture") dated as of June 30, 1995 between the Company and IBJ Schroder Bank & Trust Company, as trustee (in such capacity, the "Trustee"). The aggregate principal amount at maturity of the Company's 15% Senior Secured Discount Notes (collectively, the "Notes") which may be issued under the Indenture is equal to $227,700,000. Cash interest on the Notes is payable semiannually on January 15 and July 15, commencing January 15, 2001. The Notes mature on July 15, 2005 and are not redeemable prior to July 15, 2000, except that, at any time prior to July 15, 1998, the Company, at its option, may redeem up to 20% of the aggregate Accreted Value (as defined herein) of the Notes with the proceeds of the sale of Capital Stock (as defined herein) to a Strategic Equity Investor (as defined herein) at 115% of their Accreted Value. On or after July 15, 2000, the Notes will be redeemable at the Company's option, in whole or in part, at the prices set forth herein plus accrued and unpaid interest, if any, to the redemption date. In the event of a Change of Control (as defined herein), the Company will be required to offer to repurchase all of the Notes at a price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the purchase date, although there can be no assurance that the Company will have sufficient resources to effect such a repurchase.

                                                    (continued on the next page)

                          ----------------------------

         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                        --------------------------------

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSION
        OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
            STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE

                         ------------------------------

             The date of this Prospectus is _____________ __, 1995.

         The Notes are senior obligations of the Company that rank senior in right of payment to all subordinated Indebtedness (as defined herein) of the Company and the Guarantors (as defined herein), which are certain wholly-owned subsidiaries of the Company. The Notes rank pari passu in right of payment to all existing and future senior Indebtedness of the Company and the Guarantors and subordinate in right of payment to certain indebtedness of the Guarantors. The Notes are effectively subordinated to all existing and future liabilities and obligations of the Company's subsidiaries that are not Guarantors (approximately $33.5 million for all subsidiaries as of June 30, 1995, excluding intercompany indebtedness). The Indenture permits the Company and its subsidiaries to incur additional indebtedness under certain circumstances. The Notes are secured by a pledge of all shares of Capital Stock owned by the Company in each Pledged Company (as defined herein), as well as certain shares of Capital Stock that may be acquired by the Company in the future and certain other security. See "Description of Notes."

         There has previously been only a limited secondary market and no public market for the Notes. Although the Company has agreed, in certain circumstances, to cause the Notes to be listed on each securities exchange which similar securities issued by the company are listed (if requested by the holders of a majority in aggregate principal amount of the Notes in accordance with the Registration Agreement), the Company has no such listed securities and has no present intention to apply for the listing of any securities similar to the Notes. Smith Barney Inc. has advised the Company that it currently intends to make a market in the Notes; however, it is not obligated to so do and any market making activity may be discontinued at any time. Therefore, there can be no assurance that an active market for the Notes will develop. If such a trading market develops for the Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the Notes may trade at a discount from their face value. See "Risk Factors-Lack of Public Market for Notes; Liquidity."

         The Offered Notes may be sold by the Selling Securityholders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Notes in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement").

         The Selling Securityholders will receive all of the net proceeds from the sale of the Offered Notes and will pay all underwriting discounts and selling commissions, if any, applicable to the sale of the Offered Notes. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Notes.

         The Selling Securityholders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them or purchase by them of the Offered Notes at a price less than the initial price to the public may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Andrew Siegel, General Counsel and Secretary, Geotek
Communications, Inc., 20 Craig Road, Montvale, New Jersey 07645, (201) 930-9305.

                             AVAILABLE INFORMATION

         The Company has filed a registration statement on Form S-3 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the Offered Notes. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Offered Notes offered hereby. Statements contained in this Prospectus as to the contents of certain documents filed with, or incorporated by reference in the Registration Statement are not necessarily complete, and in each instance reference is made to such document, each such statement being qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, New York, NY 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. The Company's Common Stock is listed on the Nasdaq National Market (the "NNM") and the Pacific Stock Exchange (the "PSE") and such reports, proxy statements and other information filed with the Commission should also be available for inspection at the offices of the National Association of Securities Dealers, Inc., Report Section, 1735 K Street N.W., Washington, D.C. 20006, and the PSE facilities located at 115 Sansone Street, San Francisco, California.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company incorporates by reference into this Prospectus the documents listed below:

         (1) The Company's Annual Report on Form 10-K, for the year ended December 31, 1994 (as amended on Forms 10-K/A filed on or about May 26, 1995 and September , 1995);

         (2) The Company's Quarterly Reports on Form 10-Q, for the quarters ended March 31, 1995 and June 30, 1995 (as amended on Form 10Q/A filed on or about September , 1995);

         (3) The Company's Current Reports on Form 8-K, dated June 18, 1993 (as amended on Form 8-K/A filed on or about July 12, 1993), June 8, 1994 (as amended on Form 8-K/A filed on or about June 27, 1995), July 5, 1994 (as amended on Form 8-K/A filed on or about September 14, 1994), August 2, 1994 (as amended on Form 8-K/A filed on or about October 13, 1994 and Form 8-K/A filed on or about May 25, 1995), February 27, 1995, May 26, 1995 and July 6, 1995.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide, without charge, to each person (including any beneficial owner) to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to Corporate Secretary, Geotek Communications, Inc., 20 Craig Road, Montvale, New Jersey 07645; telephone number (201) 930-9305.

         The Company will furnish record holders of Notes with annual reports containing audited financial statements and reports by independent accountants. In addition, the Company will distribute unaudited quarterly reports to record holders of Notes for the first three quarters of each fiscal year.

                                    SUMMARY

                                  The Company

         The Company is a provider of wireless communications services for mobile business users. Since 1992, the Company has devoted substantial financial and management resources to the development of a low cost, high quality integrated digital voice and data wireless communications network ("GEONET"). The Company began providing GEONET(TM) services to businesses in Philadelphia in August 1995. The Company expects to offer GEONET in a number of other cities in the northeastern United States, including New York, Boston, Washington, D.C. and Baltimore, by late 1995 and in a total of 36 markets by the end of 1997. Each market will consist of a major United States city and its surrounding area. In certain markets, the Company may also offer its services regionally.

         The Company, through operating subsidiaries, also provides analog wireless mobile communications services to approximately 60,000 business subscribers in the United Kingdom and Germany. The Company is also engaged in the manufacture and sale of (i) telephone and facsimile peripherals and sound and communications equipment through Bogen Corporation ("Bogen"), (ii) equipment for the mobile data market through GMSI, Inc. ("GMSI") and (iii) telephone peripherals utilizing digital voice processing through Speech Design GmbH ("Speech Design"). These operations currently generate substantially all of the Company's operating revenues. On August 21, 1995, the Company transferred its interests in Bogen and Speech Design to European Gateway Acquisition Corporation ("EGAC") in exchange for a controlling 64% interest in EGAC.

                            Description of the Notes

Issuer: ............................   Geotek Communications, Inc.

Securities Offered .................   15% Series A Senior Secured Discount Notes Due 2005 issued under the
                                       Indenture in an aggregate principal amount at maturity of $20.7 million.
                                       See "Description of Notes."

Maturity Date.......................   July 15, 2005.

Interest Rate ......................   15% per annum.

Interest Payment Dates .............   15% per annum (computed on a semi-annual bond equivalent basis). No interest will accrue prior to July 15, 2000. Thereafter, cash interest on the Notes will accrue until maturity at the rate of 15%
                                       per annum and will be payable semi-annually on each July 15, and
                                       January, 15, commencing January 15, 2000 to holders of record.

Original Issue Discount..............  The Notes will have original issue discount requiring holders of the
                                       Notes to include amounts in gross income for Federal Income Tax Purposes prior to the receipt of the cash to which such income is attributable.
                                       See "Certain United States Federal Income Tax Considerations - Original Issue
                                       Discount".

Mandatory Redemption ...............   None.

Optional Redemption ................   The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2000 at the
                                       redemption prices set forth herein, plus accrued and unpaid interest, if any, to the redemption date. In addition, in the event of a sale by the Company to a Strategic Equity Investor
                                       (subject to certain exceptions) on or prior to July 15, 1998 of
                                       Capital Stock of the Company in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50.0 million, up to a maximum of 20% of the aggregate
                                       Accreted Value of the Notes will be redeemable at the option of the
                                       Company from the net proceeds of such sale or sales, to the extent such proceeds consist of cash or cash equivalents, at a redemption price equal to 115% of the Accreted Value of the Notes to be redeemed on the redemption date. See "Description of Notes - Redemption."

Ranking ............................   The Notes are senior obligations of the Company that rank senior in right of payment to all subordinated indebtedness of the Company and the Guarantors. The Notes rank pari passu in right of payment with all other existing and future indebtedness of the Company and the
                                       Guarantors (other than Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunication Assets (as defined herein) by such Guarantor). As of June 30, 1995, the Company had
                                       $40.0 million of senior indebtedness. The Company is a holding company that conducts substantially all of its business through subsidiaries.
                                       The Notes are effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries that are not Guarantors. The Notes are also subordinated in right of payment to all Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantors. As of
                                       June 30, 1995, the Company's subsidiaries that are not Guarantors had approximately $33.5 million of outstanding indebtedness (excluding intercompany indebtedness). See "Risk Factors - Holding Company
                                       Structure".

Change of Control ..................   The Company is obligated upon the occurrence of a Change of Control (as defined herein) to make an offer to purchase all outstanding Notes at a purchase price of 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase.  There can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a
                                       Change of Control.  See "Description of Notes - Certain Covenants -- Change
                                       of Control".

Certain Covenants ..................   The Indenture governing the terms of the Notes, among other things, contains certain covenants that, subject to certain exceptions, limit the ability of the
                                       Company and its Subsidiaries to incur Indebtedness, repurchase Capital Stock and subordinated Indebtedness, engage in transactions with Affiliates, engage in
                                       Sale-Leaseback transactions, incur or suffer to exist certain Liens, pay dividends or other distributions, make Investments, sell assets, engage in mergers and acquisitions and engage in businesses other than the telecommunications business.
                                       In addition, the Indenture limits the ability of the Company's Subsidiaries to issue Preferred Stock and to create restrictions on their ability to pay dividends and make certain other payments to the Company. See "Description of Notes -
                                       Certain Covenants" and "Description of Notes - Merger, Sale of Assets, Etc."

Security ...........................   The Notes are secured by a pledge of all shares of Capital Stock owned by the
                                       Company in each Pledged Company (as defined herein), as well as certain shares of Capital Stock that may be acquired by the Company in the future and certain other security. In addition to the covenants contained in the Indenture, the Pledge
                                       Agreements (as defined herein) contain covenants that restrict the Company's and the Pledged Companies' ability to incur Indebtedness and create, incur, assume or suffer to exist certain Liens. See "Description of Notes - Security."

Guarantees .........................   The Notes are fully and unconditionally guaranteed, jointly and severally on a senior basis, by the Guarantors.  The guarantees are subordinated in right of payment to any obligation of a Guarantor pursuant to any Indebtedness incurred by such Guarantor to finance the construction or acquisition of
                                       Telecommunications Assets by such Guarantor.  See "Description of Notes -
                                       Security - Subsidiary Guarantees." In addition, under certain circumstances, the guarantees may be further limited by federal and state fraudulent conveyance laws. See "Risk Factors - Fraudulent Conveyance Considerations."

Special Interest ...................   The Company has agreed that if the Registration Statement of which this
                                       Prospectus is a part does not remain effective for the period set forth herein, the interest rate on the Offered Notes will be temporarily of permanently increased in the manner set forth herein. See "Description of Notes - Registration
                                       Rights."

Concurrent Registration ............   On July 6, 1995 the Company issued and sold $207,000,000 aggregate principal amount at maturity of Notes in a transaction exempt from registration under the
                                       Securities Act.  See "Plan of Distribution."  The Company has filed, concurrently with the Registration Statement of which this Prospectus is a part, a separate registration statement with respect to its offer to exchange all of the outstanding Notes (other than the Offered Notes) for the Company's 15% Series
                                       B Senior Secured Discount Notes Due 2005 (the "Exchange Notes").  All
                                       references herein to the term Notes shall include the Exchange Notes.

Use of Proceeds ....................   The Selling Securityholders will receive all of the net proceeds from the sale of the Offered Notes.  The Company will receive no cash proceeds from the issuance of the Offered Notes.

     For a more detailed discussion of the terms of the Notes, see "Description of Notes."

                                  RISK FACTORS

         The securities described herein involve a substantial degree of risk. Prospective purchasers should carefully consider, in addition to the other information and financial data set forth elsewhere or incorporated by reference into this Prospectus, the following factors:

Commercial Implementation of GEONET

         The Company's current business plan contemplates the commercial implementation of GEONET in 36 target markets in the United States between the Summer of 1995 and the end of 1997. In each of these markets, the Company expects gradually to add subscribers and increase its service offerings. The Company expects to continue to generate negative cash flow in each of its target markets until it achieves an adequate subscriber base in such market.

         The successful and timely implementation of GEONET will depend upon a number of factors, many of which are beyond the control of the Company, including, but not limited to, the timely and cost-effective manufacture, construction and integration of the system infrastructure and software, the acquisition and control of additional radio spectrum, the procurement and preparation of base station and remote sites, the receipt of all necessary regulatory approvals, the establishment of effective sales and marketing organizations and distribution channels and the need for substantial additional financing. See "- Dependence on Third Party Providers," "- Need for Spectrum; Need for Transmission Sites," "- Government Regulation" and "- Need for Additional Financing." The failure or delay with respect to any of these items could adversely affect the timing of the implementation of GEONET in one or more of the Company's U.S. target markets, which could have a material adverse effect on the Company.

         The Company will make continuing hardware and software modifications to GEONET prior to, during and after the system's commercial roll-out. For example, the Company must integrate the initial GEONET data applications, which are expected to be completed in the fourth quarter of 1995, with the initial GEONET voice applications. Subsequent applications also will need to be integrated with existing GEONET applications. There can be no assurance that the Company will be able to satisfactorily complete such modifications and/or integration efforts, or that they will be able to be completed in a manner that enables the Company to offer its GEONET services on a profitable basis. A failure by the Company to satisfactorily complete any such modifications or integration efforts or to complete them on a cost-effective basis could have a material adverse effect on the Company.

         To date, no other wireless service provider has been successful at providing the level of integrated voice and data services contemplated by the Company. Accordingly, in implementing GEONET, the Company may encounter unforeseen technical issues. In addition, each of the Company's U.S. target markets is expected to present unique technical issues to the Company due to differences in geography and the level of local development. Technical difficulties in the operation and/or performance of GEONET also may be experienced as additional subscribers are added to the system in a given market or as the coverage area in any market is increased. There can be no assurance that the Company will be able to adequately address any such issues in any given market or that such issues will be able to be addressed in a cost-effective manner. Any failure by the Company to adequately address such issues or to address them in a cost-effective manner could have a material adverse effect on the Company.

Limited Operating History; Management of Growth

         The Company entered the wireless communications industry in 1992 and, therefore, has limited experience in developing, establishing and operating wireless communications systems. To date, most of the Company's wireless communications services experience has been in foreign markets and has involved different technology than that to be employed by the Company in its U.S. target markets. In addition, the Company's only experience to date in the United States with respect to its digital wireless communications services has been testing GEONET in Philadelphia and, beginning in August 1995, providing wireless communication services to customers in Philadelphia. Prospective investors, therefore, have limited historical financial information about the Company on which to make a determination as to the prospects for the Company's U.S. wireless communications operations or financial condition and as to an investment in the Notes.

         Although the Company has added experienced senior management and hired over 28 people for various sales and field service positions during the last year, the Company will need to rapidly and significantly increase the number of technical, sales, management and administrative personnel that it employs as the roll-out of GEONET progresses. The Company's success will depend upon its ability to continue to attract, motivate, train and manage additional employees. Management's ability to manage the Company's growth effectively also will require it to significantly expand its operational, financial and management systems. The failure of the Company to manage its growth effectively would have a material adverse effect on the Company's future operations.

Need for Spectrum; Need for Transmission Sites

         The Company will require additional spectrum to add capacity and to service anticipated demand in certain of its target markets, including in certain of its 1995 and 1996 markets. The Company also requires additional spectrum to initiate services in certain of its 1997 target markets. Moreover, a significant portion of the Company's existing radio spectrum in Philadelphia, New York City, Washington, Chicago, Dallas and Houston is subject to management agreements with Motorola. The Company began service in Philadelphia in August 1995 and intends to enter into several of these other markets in the Fall 1995. The Company cannot utilize this radio spectrum for GEONET services until such management agreements are terminated. In November 1994, Motorola and NEXTEL Communications, Inc. ("NEXTEL") entered into a consent decree with the federal government pursuant to which NEXTEL and Motorola agreed that, upon effectiveness of the consent decree, they will take steps to reduce their ownership and management of radio spectrum in certain U.S. markets including each of the above-referenced markets, so that they collectively own and/or manage no more than thirty 900 MHz channels in such markets. The consent decree further provides that any Motorola management agreements will be terminable at the sole option of the party owning the license upon 120 days' notice to Motorola. The consent decree allows Motorola to refuse to terminate such management agreements when Motorola and NEXTEL together control (including by management agreement) thirty or fewer 900 MHz channels in the licensee's market (including the managed channels as to which the termination of the agreement is being sought). The consent decree became effective on July 25, 1995. There can be no assurance that Motorola will not retain its management rights over some or all of the radio spectrum owned by the Company in these U.S. markets. In the event the Company is unable to terminate any of the Motorola management agreements or such ability is delayed, the Company's ability to enter into such markets may, depending upon the availability of other radio spectrum to the Company, be materially adversely affected.

         As to the spectrum that the Company has agreed to acquire, certain of such agreements are subject to regulatory approval. Although the Company believes that such approval will be forthcoming prior to its expected roll-out in each such market, there can be no assurance that such approvals will be received on a timely basis or at all. The failure by the Company to obtain any such approvals could have a material adverse effect on the Company.

         The Company intends to acquire sufficient spectrum in each of its target markets in which it does not have sufficient spectrum to initiate service and to add additional capacity in certain of its other U.S. target markets. The Company expects the Federal Communications Commission (the "FCC") to auction spectrum during 1995 in each market in which the Company desires to acquire additional spectrum. Although the Company intends to bid on such spectrum to the extent such spectrum is needed, there can be no assurance that the Company will be the successful bidder for any radio spectrum auctioned by the FCC. In addition, the Company cannot predict the cost of obtaining licenses for additional spectrum since such costs are determined by factors beyond the Company's control, including but not limited to, the availability of licenses and the number of competitors seeking to acquire licenses in any particular market. Although the Company believes that it will be able to acquire sufficient spectrum in each of its U.S. markets, there can be no assurance that the Company will be able to make such acquisitions on a timely basis if at all or that such acquisitions will be able to be made on commercially acceptable terms. A failure by the Company to obtain sufficient radio spectrum on commercially acceptable terms and/or on a timely basis could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET."

         There are only a limited number of existing communications towers capable of providing the Company with optimal coverage area for its radio transmissions and that are capable of supporting the Company's transmission equipment. In the event the Company cannot obtain leases for existing towers, it may be required to purchase sites, obtain necessary permits and build such towers, a process which the Company estimates could take up to one year to complete for each tower. If the Company is required to build new towers, the roll-out of GEONET in one or more target markets could be delayed, which could have a material adverse effect on the Company.

Deficiency of Earnings; Net Losses; Additional Indebtedness

         On a consolidated basis, the Company experienced net losses from continuing operations of $2.4 million, $50.4 million and $42.4 million for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively, and $26.1 million for the six month period ended June 30, 1995. In addition, the Company had a deficiency of earnings before interest, taxes, depreciation and amortization ("EBITDA") of $0.9 million, $15.2 million and $34.2 million for the years ended December 31, 1992, December 31, 1993 and December 31, 1994, respectively, and $19.3 million for the six month period ended June 30, 1995. The Company anticipates that its net operating losses from operations and its EBITDA deficiency will increase significantly during the roll-out of GEONET. There can be no assurance that the Company will ever operate at profitable levels or have positive EBITDA. Until sufficient cash flow is generated from operations, the Company will have to utilize its capital resources or external sources of funding to satisfy its working capital needs. In the event the Company cannot achieve profitability or have positive EBITDA, it may not be able to make required payments on the Notes. As of June 30, 1995, after giving effect to the transactions set forth in note 1 of the "Summary Selected Historical and Pro Forma Consolidated Financial Data," the Company had $125.4 million of unrestricted cash, cash equivalents and temporary investments. See "Selected Consolidated Financial Data".

         The accretion of original issue discount on the Notes will cause the indebtedness represented by the Notes to increase to $227.7 million by July 15, 2000, and the Indenture under which the Notes were issued (the "Indenture") permits the Company to incur additional indebtedness under certain conditions.

         The Indenture imposes significant operating and financial restrictions on the Company affecting, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with stockholders and affiliates, issue capital stock of restricted subsidiaries, create liens, sell assets and engage in mergers and consolidations. In addition, the Pledge Agreements impose additional limitations on the ability of the Pledged Companies to incur certain indebtedness and to create liens. The covenants are subject to various exceptions that are generally designed to allow the Company to continue to operate its business without undue restraint and, therefore, are only limited prohibitions with respect to certain activities. However, these restrictions, in combination with the leveraged nature of the Company, could limit the ability of the Company to effect future financing, respond to changing market conditions and otherwise may restrict corporate activities. See "Description of Notes - Certain Covenants" and "- Security."

         The Company's business plan assumes the roll-out of GEONET in each of its U.S. target markets and substantial growth in the Company's subscriber base. There can be no assurance that the Company will be able to achieve the growth contemplated by its business plan. If such growth is not achieved, the Company may not be able to make required payments on the Notes and may have to refinance the Notes in order to repay these obligations. No assurance can be given that the Company would be able to refinance the Notes.

Need for Additional Financing

         The Company's existing cash on hand and expected cash flow from operations will not be sufficient to fund the Company's full roll-out of GEONET. Based on the Company's projected roll-out schedule in its 36 U.S. target markets and its projected loading of subscribers in these markets, the Company estimates that it will need at least an additional $250.0 million of financing to fund GEONET's infrastructure costs as well as operating losses and working capital needs. Additionally, the macrocellular architecture of GEONET will allow the Company to adjust its aggregate cash expenditures by focusing its activities in certain markets while reducing its planned investments in other markets.

         Pursuant to the terms of a Defeasance Security Agreement, dated July 6, 1995, the Company pledged to SC Fundamental Value Fund, L.P. and SC Fundamental Value BVI, Ltd. $40.5 million, at maturity, of United States Treasury obligations to secure the Company's obligations under the Companies Senior Secured Notes due 1998. These Notes are convertible into Common Stock on the date of conversion. To the extent these Notes are not converted into Common Stock, the Company's financing needs will increase by an amount equal to the face value of the United States Treasury obligations securing such Notes which would otherwise have been released to the Company upon conversion.

         The Company's need for additional financing will increase if the Company experiences delays in the commercial implementation of GEONET, cost overruns or unanticipated cash needs. Moreover, additional financing may be necessary to satisfy the terms of certain financing transactions, including, but not limited to, possible redemption obligations of the Company in connection with the Company's preferred stock. Additional financing also may be required to fund acquisitions of additional spectrum and businesses. The amount of additional funding required will depend upon the timing of such expenditures, the availability of cash flow from operations and, to the extent applicable, the availability of lease and vendor financing. It is presently anticipated that additional financing, if obtained, would be obtained from one or more sources, including, but not limited to, equity or debt financing (whether through public or private offerings), strategic partners, joint ventures, vender financing, leasing arrangements or a combination thereof. The Indenture and the Pledge Agreements limit the ability of the Company to incur additional indebtedness and engage in certain other financing transactions. See "Description of Notes." There can be no assurance that additional financing will be available to the Company on desirable terms or at all.

Competition

         Although the Company believes that the quality, array and flexibility of services to be offered by the Company through GEONET will meaningfully differentiate such services from those offered by other wireless communications providers in the Company's target markets, the Company will face significant competition from such other providers. The Company expects to experience competition for each type of service it intends to offer from existing dispatch, cellular telephony, paging and public data service providers. In addition, the

Company expects to experience competition from manufacturers of Private Mobile Radio ("PMR") equipment, which target existing private network operators and Specialized Mobile Radio ("SMR") customers and urge them to build or upgrade their own private networks rather than utilize SMR service providers. Many of these providers and manufacturers are larger, more established, have more experience in the telecommunications industry, have greater name recognition, have larger sales staffs and/or have greater financial resources than the Company.

         NEXTEL has announced plans to construct a nationwide digital Enhanced Specialized Mobile Radio ("ESMR") network and is offering services in several cities. NEXTEL has also secured a significant number of 800 MHz SMR channels in several of the largest U.S. markets. In addition, OneComm Corp. ("OneComm") has constructed an ESMR network in several cities. Furthermore, several large SMR providers are positioning themselves to compete for wireless voice and data traffic and have announced plans to construct digital ESMR networks utilizing equipment manufactured primarily by Motorola. These providers include Dial Page, Inc. ("Dial Page") and Pittencrieff Communications, Inc. ("Pittencrieff"). Motorola has announced agreements to transfer its 800 MHz SMR licenses to NEXTEL, OneComm and Dial Page in consideration for equity positions in these companies. Motorola will remain the largest SMR service provider in the 900 MHz band utilizing analog equipment. In addition, to the extent that Motorola is the largest provider of PMR equipment, Motorola may be deemed to be an indirect competitor of the Company. In 1994, NEXTEL announced plans to acquire OneComm and Dial Page.

         The Company also may face competition from technologies and services introduced in the future. In March 1995, the FCC completed auctions for Personal Communications Services ("PCS") licenses in most telecommunication markets within the United States. PCS could compete with services to be offered by the Company. The FCC also may license additional spectrum for other wireless services. It is also possible that satellite technology ultimately could be developed to permit urban use equal to or superior to that available through SMR systems, which would result in increased competition for the Company's services. The commercialization or further development of any such technologies could have a material adverse effect on the Company. See "- Rapid Technological Changes".

         Many of the target customers for GEONET currently use other wireless communications services. In order to be successful, the Company will need to migrate a portion of its target customers from their existing services to those provided by the Company over GEONET. The Company's ability to migrate its target customers over to its services will be highly dependent on the perceived utility of the Company's services to its target customers as compared to the services currently utilized by such customers. Because there currently is no integrated wireless communications network commercially available that is comparable to that expected to be offered by the Company over GEONET, the extent of the demand for the Company's wireless communication services cannot be predicted with any degree of certainty. The demand for the Company's digital wireless communications services also could be affected by other matters beyond its control, such as the future cost of subscriber equipment, marketing and pricing strategies of competitors and general economic conditions.

         The Company also expects to experience competition for radio spectrum from existing and future providers of wireless communications services. The Company also expects to experience competition for communications tower space. See "- Need for Spectrum; Need for Transmission Sites."

         The Company also experiences competition for each of its products and services other than GEONET in the markets in which it sells such products and services. Such competition is expected to remain strong for the foreseeable future.

Government Regulation

         The licensing, construction, operation and acquisition of SMR systems in the United States is regulated by the FCC under the Communications Act of 1934, as amended (the "Communications Act"). During 1994, the FCC initiated several regulatory proceedings with wide-ranging implications for the wireless telecommunications industry. A primary intent of these recent amendments was to encourage competition among mobile communications service providers by removing regulatory distinctions between common carriers such as cellular telephone companies and private carriers such as SMR service providers. Although the Company will not be required to comply with most of these regulatory changes prior to 1996, the regulations may materially impact the Company's operations in the future. For example, the Company will be required to provide services on a "nondiscriminatory basis" and on terms that are not "unjust and unreasonable," as such terms are defined by the Communications Act. In addition, the FCC may, in the future, require that the Company provide equal access to its wireless services to other wireless and wireline communications providers and interconnection to wireline and wireless entities. The FCC may, in the future, specify by rule other common carrier regulations that would apply to commercial mobile service providers such as the Company. Moreover, the FCC did not delay the effective date of the applicability of its rules concerning foreign investment in and management and/or participation in any entity holding an FCC license. However, the FCC did provide a mechanism for newly re-classified providers to petition for a waiver of these limitations. The Company filed a petition to retain its foreign directors and officers, including certain executive officers of the Company the loss of the services of which could adversely affect the conduct of the Company's business. The Company's petition was granted by the FCC, which permits the Company to retain its foreign directors and officers until August 10, 1996. Thereafter, the Company's ability to retain foreign directors and officers will be limited by current FCC regulations. See "- Dependence on Key Personnel." These limitations may also affect the Company's ability to secure foreign financing through the sale of shares of Common Stock or Common Stock equivalents and to issue Common Stock in the acquisition of foreign subsidiaries. The Company cannot predict the effect of any of these regulations or any future regulation adopted by the FCC on the Company's operations. Moreover, there has been little experience in the interpretation and implementation of these regulations. Future interpretations or practices with respect to such regulations could have a material adverse effect on the Company.

         The Company has been granted a waiver to construct and activate certain systems it has acquired. In the event the Company fails to construct or activate such systems in accordance with the dates set forth in the waiver, the Company could lose the waiver and lose all of the frequencies covered by such waiver which have not been constructed or activated. The Company's waiver is currently subject to a pending challenge that was filed by a third party with whom the Company failed to negotiate a satisfactory management agreement. The Company believes that this challenge is without merit and is vigorously opposing it. A loss of the frequencies covered by such waiver that have not been constructed or activated would have a material adverse effect on the Company.

         The Company intends to acquire additional SMR licenses. There can be no assurance that the Company will be successful in its efforts to negotiate the acquisition of all licenses it seeks to acquire or in its efforts to obtain regulatory approval therefor. In addition, there can be no assurance that any licenses currently owned or acquired in the future by the Company will be renewed. The failure of the Company to renew existing or future SMR licenses could have a material adverse effect on the Company.

         All of the equipment utilizing the Company's technology, to the extent it is used to send or receive signals, must meet FCC criteria. Although GEONET base stations have received such approval and the mobile subscriber units have been designed to meet FCC standards, there can be no assurance that the subscriber units will meet such criteria. A failure by the Company's subscriber units or any of its other equipment to meet FCC standards could have a material adverse effect on the Company.

         Future changes in regulation or legislation affecting digital wireless telecommunications service or the allocation by the FCC or Congress of additional spectrum for services that compete with such service could adversely affect the Company's business. See "- Competition."

         The telecommunication laws of the United States and certain foreign countries must be complied with in order for the Trustee, on behalf of the holders of the Notes, to exercise certain rights under the Pledge Agreements. See "- Risk of Inability to Realize Upon Security Interests" and "Description of Notes - Security - Events of Default."

Dependence on Third Party Providers

         Although the Company's digital wireless telecommunications system is being developed and commercialized by PowerSpectrum, Ltd. ("PST"), the development of the technology and systems utilized in GEONET is dependent in large part upon the efforts of Rafael Armament Development Authority ("Rafael") to adapt frequency hopping from a military to a commercial application, to integrate the frequency hopping technology with other digital technologies required for optimal commercial deployment of GEONET and, as discussed below, for the cost-effective manufacture of the base station hardware. In this regard, approximately 90 employees of Rafael are presently engaged on a full-time subcontract basis in the development of FHMA. If Rafael reduces its commitment to PowerSpectrum or continuing development efforts are not successful, the Company's prospects could be materially adversely affected.

         Neither the Company nor PST manufacture the system architecture, hardware and mobile subscriber units necessary for the commercial implementation of GEONET. Rafael has been contracted by PST to manufacture the system hardware for GEONET. Third parties, including Mitsubishi Consumer Electronics America ("Mitsubishi"), Hughes Network Systems ("Hughes"), a unit of GM Hughes Electronics, and Kenwood Corporation of Japan ("Kenwood"), will manufacture subscriber units and certain other components of the system hardware for GEONET. There can be no assurance that such third parties will deliver such equipment on a timely basis or that the Company will be able to successfully integrate such components and hardware in a cost effective system on a timely basis, if at all. The Company has only a single manufacturing source for certain of the components of the GEONET system hardware, including the base stations and subscriber units. Although the Company believes that it can obtain all components necessary to build GEONET from other sources, delays may be encountered in the event of a component shortage because of the time it may take to identify substitute sources and manufacture substitute components. A failure by the Company to obtain hardware components on a timely basis or at satisfactory prices could adversely affect the ability of the Company to roll-out and market GEONET, which could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET."

         The Company has entered into an agreement with IBM Corporation ("IBM") to manage the construction of the GEONET stations and the installation of FHMA equipment in the Company's U.S. target markets. A failure by IBM to manage the preparation and construction of the Company's base stations and remote sites could have a material adverse effect on the Company. See "- Commercial Implementation of GEONET".

Rapid Technological Changes

         The telecommunications industry is subject to rapid and significant changes in technology, which could lead to new products and services that compete with those offered by the Company or could lower the cost of current competing products and services to the point where the Company's products and services could become non-competitive and the Company could be required to reduce the prices of its services. While the Company is not aware of any proposed changes that will materially affect the attractiveness of its product and service offerings, the effect of technological changes on the businesses of the Company cannot be predicted. In the future, the Company expects to experience competition from new technologies such as ESMR networks, PCS and possibly satellite technology, as well as from advances with respect to existing technologies such as cellular, paging and mobile data transmission. See "- Competition."

Holding Company Structure

         The Notes will be obligations exclusively of the Company, which is a holding company, and the Guarantors. Since the operations of the Company currently are conducted entirely through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Notes, are dependent upon the cash flows of such subsidiaries and the distribution of those cash flows to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except for the Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations. The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payable and lease obligations) of the Company's subsidiaries that are not Guarantors. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company. As of June 30, 1995, the Company's subsidiaries that are not Guarantors had approximately $33.5 million of liabilities (excluding intercompany indebtedness).

         Certain of the Company's subsidiaries are not wholly-owned and certain subsidiaries are indirectly owned by the Company as a result of its majority ownership of other entities. Although the Company has a sufficient interest in its subsidiaries to be able to exercise control over them, the Company may owe a fiduciary duty to the holders of various minority interests in its subsidiaries. Accordingly, the Company may not exercise unfettered control over such subsidiaries and may be required to deal with such subsidiaries on terms no less favorable to such subsidiaries than could be obtained from unaffiliated third parties. In addition, dividends or other distributions paid or made by such subsidiaries must be paid or made on a pro rata basis to all stockholders.

Ranking; Other Senior Indebtedness

         The Notes rank pari passu as to all existing and future senior Indebtedness of the Company and the Guarantors and subordinated in right of payment to all Indebtedness incurred by a Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor. As of June 30, 1995, the Company had $148.9 million of senior indebtedness (including the Notes), $36.0 million of which relates to the Company's Senior Secured Notes due 1998 which the Company defeased. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, a Guarantor or any of their respective assets, or any liquidation, dissolution or other winding-up of the Company or any Guarantor, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or any Guarantor, holders of the Notes will participate ratably with all holders of such indebtedness, based upon the respective amount owed to each holder, in the assets of the Company, and there may not be sufficient assets to pay amounts due on the Notes.

         Any holder of indebtedness of the Company secured by assets of the Company other than the collateral under the Pledge Agreements will be entitled to payment of their indebtedness out of the proceeds of their collateral prior to the holders of the Notes. In addition, any rights of the holders of the Notes to receive assets of the Pledged Companies will be subject to the claims of any creditors of the Pledged Companies. See "Description of Notes - Security."

Fraudulent Conveyance Considerations

         The issuance by the Guarantors of the guarantees could be subject to review under relevant federal and state fraudulent conveyance laws in a bankruptcy proceeding or a lawsuit by or on behalf of unpaid creditors of a Guarantor or a representative of such creditors, such as a trustee or a Guarantor as debtor-in-possession. Under such laws, if a court were to find that, at the time a Guarantor issued the guarantee, either (i) the Guarantor issued such guarantee with the intent of hindering, delaying or defrauding creditors, or (ii) the Guarantor received less than a reasonably equivalent value or fair consideration for issuing such guarantee, and the Guarantor (a) was insolvent or rendered insolvent by reason of the issuance of such guarantee,
(b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the Guarantor after giving effect to the issuance of such guarantee constituted an unreasonably small amount of capital, or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court could void the Guarantor's obligations under such guarantee and direct the repayment of any amounts paid thereunder to the Guarantor or to a fund for the benefit of the Guarantor's creditors, or take other action detrimental to the holders of the Notes.

         The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, an entity will be considered insolvent for purposes of the foregoing if the sum of its debts is greater than all of its property at a fair valuation, or if the present fair saleable value of its assets is less than the amount required to pay its probable liabilities on its existing debts as they become absolute and matured. Based upon management's analysis of internal cash flow projections and other financial information and estimated values of assets and liabilities of the Company's subsidiaries which are Guarantors, the Company believes that, assuming no Event of Default exists under the Indenture, the Guarantors were solvent at the time the guarantees were issued, and will have sufficient capital to carry on their businesses and that the Guarantors will be able to pay their debts as they mature. No assurance can be given, however, that a court would reach the same conclusions with regard to these issues.

Risk of Inability to Realize Upon Security Interests

         The Notes are secured by pledges of all of the Capital Stock owned by the Company in each Pledged Company. The ability of the Trustee to foreclose on such collateral upon the occurrence of an Event of Default under the Indenture will be subject to practical problems associated with realization upon security interests generally, as well as the need to obtain consent of the FCC for the transfer of control of each Pledged Company that would be occasioned by such foreclosure. In addition, in certain instances, the ability to foreclose on the collateral upon the occurrence of an Event of Default under the Indenture will be subject to perfection and priority issues under the Pledge Agreements. Approximately 18% of the Capital Stock of Bogen owned by the Company is subject to a prior lien. See "Description of Notes - Security."

         The Pledged Companies directly or indirectly through various subsidiaries hold interests in licenses authorized by the FCC and certain foreign regulatory authorities. In the event that the Company fails to meet its obligations under the Notes, the Trustee would be required to obtain various regulatory approvals prior to foreclosing on or selling the collateral under the

Pledge Agreements. The need to obtain any such regulatory approvals could adversely affect the ability of the Trustee to dispose of such Collateral. See "Description of Notes - Security - Events of Default."

         The Indenture will permit the Company's subsidiaries, including the Pledged Companies, to issue common stock and, under certain circumstances, to acquire subsidiaries that had preferred stock outstanding on the date of acquisition. To the extent that the Company owns less than all of the shares of Capital Stock of a Pledged Company, the ability of the Trustee to dispose of any such collateral may be adversely affected. See "Description of Notes - Limitation on Issuances and Sale of Preferred Stock by Subsidiaries." Under certain circumstances provided for in the Indenture and the Pledge Agreements, the Company's subsidiaries, including the Pledged Companies, will be able to incur indebtedness and grant liens on their assets, other than FCC licenses. The incurrence of any such indebtedness and the existence of any such liens may have an adverse effect on the ability of the Trustee to dispose of collateral. See "Description of Notes - Security" and "Description of Notes - Limitation on Indebtedness."

         If an Event of Default occurs with respect to the Notes, there can be no assurance that the liquidation of the collateral securing the Notes would produce proceeds in an amount sufficient to pay the principal, premium, if any, and accrued interest on the Notes. In this regard, substantially all of the assets of certain of the Pledged Companies consist of licenses for radio spectrum issued by the FCC, the value of which is uncertain. Moreover, such liquidation would require approval of the FCC. The need to obtain any such regulatory approval could adversely affect the ability of the Trustee to liquidate such Collateral. See "- Uncertain Value of FCC Licenses."

         The ability to take possession and dispose of the Collateral securing the Notes upon acceleration of the Notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company.

Dependence on Key Personnel

         The success of the Company will depend greatly upon the active participation and the experience of its management. The loss of the services of Yaron Eitan, the Company's President and Chief Executive Officer, could adversely affect the conduct of the Company's business. In addition, the successful implementation of the Company's business plan will depend, to a large extent, upon the ability of the Company's and its subsidiaries' engineers and scientific personnel to perfect and improve upon existing and proposed products. The loss of some or all of such personnel, or the inability of the Company to attract additional personnel, or the inability of such persons to design such systems or to continue product enhancement will directly inhibit the ability of the Company to sell its products and services and to operate profitably.

Uncertain Value of FCC Licenses

         A significant portion of the Company's assets (including substantially all of the assets of the Pledged Companies directly or indirectly holding FCC licenses) consist of intangible assets, principally FCC licenses and agreements to use FCC licenses held by others, the value of which will depend significantly upon the success of the Company's business, the growth of the wireless communications industry in general, FCC actions and a variety of other factors. Moreover, any transfer of a FCC license is subject to the approval of the FCC, which approval may be withheld for a variety of reasons. In the event of a default on the Notes or liquidation of the Company, there can be no assurance that the future fair value of these assets would be sufficient to satisfy the Company's obligations under the Notes. See " - Risk of Inability to Realize Upon Security Interests."

Risks of International Business

         The Company operates in and sells products and services to clients in various countries and certain of its products and components are manufactured abroad. The Company's research and development activities are reliant upon foreign providers. Accordingly, the Company is subject to the risks inherent in conducting business across national boundaries, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which risks could have a material adverse impact on the Company.

Original Issue Discount Consequences

         A holder of a Note will be required to include in such holder's income for federal income tax purposes the original issue discount with respect to the Note as it accrues, although no cash payments of interest on the Notes are expected to be made until January 15, 2001. See "Certain United States Federal Income Tax Considerations - Original Issue Discount." In addition, because the Notes have a yield to maturity in excess of the "applicable federal rate" plus 5 percentage points, they will constitute "applicable high yield discount obligations," with the result that the Company's deductions with respect to such original issue discount will be deferred until the related payments are made and a portion of such deduction will be permanently disallowed, which, in turn, could reduce the after-tax cash flows of the Company. See "Certain United States Federal Income Tax Considerations -- Certain Federal Income Tax Consequences to the Company and Corporate Holders". Prospective investors should consult their tax advisors about the application of federal income tax law, as well as any applicable state, local or foreign tax laws. This Prospectus contains no information regarding taxation other than under the federal income tax laws of the United States.

Influence by Significant Stockholders

         As of the date hereof, approximately 25% of the total voting power of the Common Stock (on a fully-diluted basis but without giving effect to the exercise of the options held by Vanguard Cellular Systems, Inc. ("Vanguard")) was beneficially owned by the directors and executive officers of the Company and their affiliates. Vanguard holds options to purchase approximately 5.3 million shares of Common Stock. Consequently, the Company's directors and executive officers will be able to exert significant influence with respect to all matters upon which stockholder approval is required. Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the owners of the Company's capital stock and the holders of the Notes. For example, if the Company encounters financial difficulties, or is unable to pay its debts as they mature, the interests of the Company's equity investors might conflict with those of the holders of the Notes. In addition, the equity investors may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the Notes.

         Pursuant to certain agreements among them, certain of the principal stockholders of the Company have the right to require the other stockholders to cause (to the extent permitted by law and to the extent within such other stockholders' control) the directors of the Company to vote, or refrain from voting, in accordance with such stockholders' direction with respect to the election of directors. The Company also has granted to the holders of its preferred stock the right to elect additional directors to the Board of Directors of the Company upon the occurrence of certain events of default. The operation of such provisions could result in such stockholders exerting significant influence over the Board of Directors of the Company.

Transactions with Affiliates

         During the period since its inception, the Company has undertaken a wide variety of financing and merger/acquisition activity which has resulted in its present corporate and financial structure. Included in such activity have been transactions which have involved persons who now serve, or who did serve at the time, as directors and officers of the Company or persons or entities related to such persons. In every instance where such transactions have involved any such persons or entities, the specific transaction has been approved unanimously by directors of the Company, including all disinterested and outside directors, with the affected parties abstaining. It is the Company's view that each such transaction has been on terms no less favorable to the Company than other similar transactions available to the Company with unaffiliated parties, if available at all. In most of such instances, such transactions have been the Company's only recourse to meet financing needs and/or business goals. Despite the foregoing, prospective purchasers may wish to consider the circumstances in which such transactions were made, the terms of such transactions and the Company's possible alternative courses of action.

Patent Issues

         The Company protects its proprietary information by way of confidentiality and non-disclosure agreements with employees and third parties who may have access to such information. The Company continually reviews its technology developments in order to file patent applications and has filed patent applications with respect to certain aspects of its FHMA(TM) frequency hopping technology and GEONET in Israel and expects to file additional patent applications in Israel and the United States. Generally, the Company intends to file all patent applications in the United States and Israel and in such other countries as it deems appropriate. There can be no assurance that such applications will be granted. There can be no assurance that any patents issued will afford meaningful protection against competitors with similar technology or that any patents issued will not be challenged by third parties. There also can be no assurance that others will not independently develop similar technologies, duplicate the Company's technologies or design around the patented aspects of any technologies developed by the Company. Many patents and patent applications have been filed by third parties with respect to wireless communications technology. The Company does not believe that its technology infringes on the patent rights of third parties. However, there can be no assurance that certain aspects of the Company's technology will not be challenged by the holders of such patents or that the Company will not be required to license or otherwise acquire from third parties the right to use certain technology. The failure to overcome such challenges or obtain such licenses or rights could have a material adverse effect on the Company's operations.

Lack of Public Market for the Notes; Liquidity

         The Notes are a new issue of securities, have no established trading market and may not be widely distributed. Although the Company has agreed to cause the Notes to be listed on each securities exchange which similar securities issued by the Company are listed (if requested by the holders of a majority in aggregate principal amount of the Notes in accordance with the Registration Agreement), the Company has no such listed securities and has no present intention to apply for the listing of any securities similar to the Notes. Smith Barney Inc. has advised the Company that it currently intends to make a market in the Notes; however, it is not obligated to so do and any market making activity may be discontinued at any time. Therefore, there can be no assurance that an active market for the Notes will develop. If such a trading market develops for the Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the Notes may trade at a discount from their face value.

                                  THE COMPANY

         The Company is a provider of wireless communications services for mobile business users. Since 1992, the Company has devoted substantial financial and management resources to the development of a low cost, high quality integrated digital voice and data wireless communications network known as GEONET. The Company began providing GEONET services to businesses in Philadelphia in August 1995. The Company expects to offer GEONET in a number of other cities in the northeastern United States, including New York, Boston, Washington, D.C. and Baltimore, by late 1995 and in a total of 36 markets by the end of 1997. Each market will consist of a major United States city and its surrounding area. In certain markets, the Company may also offer its services regionally.

         The Company, through operating subsidiaries, also provides analog wireless mobile communications services to approximately 60,000 business subscribers in the United Kingdom and Germany. The Company is also engaged in the manufacture and sale of (i) telephone and facsimile peripherals and sound and communications equipment through Bogen, (ii) equipment for the mobile data market through GMSI and (iii) telephone peripherals utilizing digital voice processing through Speech Design. These operations currently generate substantially all of the Company's operating revenues. On August 21, 1995, the Company transfered its interests in Bogen and Speech Design to EGAC in exchange for a controlling 64% interest in EGAC.

         The Company is a Delaware corporation. Its principal executive offices are located at 20 Craig Road, Montvale, New Jersey 07645. The Company's telephone number is (201) 930-9305.

         The chart on the following page sets forth the organizational structure of the Company and its subsidiaries. Unless otherwise indicated, each subsidiary is owned 100% by its parent company. Powerspectrum, Inc., U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., Cumulous Holding Corp., Inc., and each of the PowerSpectrum, Inc. Subsidiaries have fully and unconditionally guaranteed the Company's obligations under the Notes and the Indenture. All of the Capital Stock owned by the Company in each of PowerSpectrum, Inc., Geotek Communications GmbH, U.S.I. Venture Corp., Geotek Subsidiary
Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., and National Bank Three Limited have been pledged to the Trustee to secure the Company's obligations under the Notes and the Indenture.

    [INFORMATION ON CHART WILL BE DEFINED IN LEGEND AT END OF THIS DOCUMENT]

    SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA (UNAUDITED)
                (In thousands, except per share data and ratios)

         The following table presents selected historical consolidated financial data for the Company as of and for each of the five years in the period ended December 31, 1994. The data for each of the years in the period ended December 31, 1994 have been derived from consolidated financial statements (including those incorporated by reference into this Prospectus) which have been audited by Coopers & Lybrand L.L.P., independent accountants and other auditors. The pro forma consolidated financial data presented below reflects pro forma adjustments that are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data does not necessarily reflect the results of operations or the financial position of the Company that actually would have resulted had the transactions to which the pro forma effect is given been consummated as of the date indicated. The information set forth below with respect to the historical financial statements should be read in conjunction with the annual and interim consolidated financial statements and the related notes incorporated by reference into this Prospectus.


                                                                                                              Six Months
                                                 Fiscal Year Ended December 31,                             Ended June 30
                                      -----------------------------------------------------------      --------------------------
                                                                                            Pro                             Pro
                                                                                           Forma                           Forma
                                      1990     1991        1992       1993      1994      1994 (1)     1994      1995     1995 (1)
                                      ----     ----        ----       ----      ----      --------     ----      ----     --------
Statement of Operations
Data:
  Net sales ......................  $ 6,453   $ 22,186   $ 28,546   $ 48,971   $ 72,991   $ 72,991   $ 31,753   $ 39,504   $ 39,504
  Cost of sales ..................    6,408     14,459     19,924     33,611     47,752     47,752     20,934     22,124     22,124
  Gross profit ...................       45      7,727      8,622     15,360     25,239     25,239     10,819     17,380     17,380
  Non-cash acquisition
  charge (2) .....................     --         --         --       32,430       --         --         --         --         --
  Other operating
         expenses ................    3,919      7,044     10,379     33,423     66,918     69,550     27,915     41,250     42,567
  Operating income (loss)  .......   (3,874)       683     (1,757)   (50,493)   (41,679)   (44,311)   (17,126)   (23,870)   (25,187)
  Interest expense ...............      627      1,712      1,099      2,591      3,101     26,880        370      3,583     13,901
  Interest and other
         income ..................     (418)      (335)      (475)    (1,188)    (3,206)    (3,206)    (1,352)    (2,262)    (2,262)
  Taxes on income ................       48       --         --         --          660        660       --          744        744
  Minority interest ..............     --          198       --       (1,455)       171        171        180        180        180
  Income (loss) from
  continuing operations ..........   (4,131)      (892)    (2,381)   (50,441)   (42,405)   (69,766)   (16,324)   (26,115)   (37,900)
  Net income (loss) ..............   (3,886)       174     (2,120)   (53,665)   (42,405)   (69,766)   (16,324)   (26,115)   (37,900)
  Preferred dividends ............      521      1,155        777        246      2,066      4,504        999      1,606      2,559
  Net loss per common
   share .........................    (1.38)     (0.14)     (0.20)     (1.52)     (0.90)     (1.49)     (0.35)     (0.54)     (0.79)
  Weighted average shares
    outstanding ..................    3,188      7,251     14,232     35,579     49,687     49,687     49,173     51,450     51,450
  Ratio of earnings to
    fixed charges (3) ............     --         --         --         --         --         --         --         --         --
Other Data:
  EBITDA (4) .....................   (3,589)     1,370       (943)   (15,153)   (34,241)   (35,216)   (14,147)   (19,257)   (19,745)
  Depreciation and
Amortization .....................      285        687        814      2,910      7,438      9,095      2,979      4,613      5,442
  Capital Expenditures ...........      192        229        926      2,279     10,458     10,458      3,822      7,288      7,288

                                                                                                                       As of
                                                                            As of December 31                         June 30,
                                                             ----------------------------------------------     -------------------
                                                                                                                        As Adjusted
                                                             1990      1991      1992       1993       1994      1995     1995 (1)
                                                             ----      ----      ----       ----       ----      ----     --------
Balance Sheet Data:
  Cash, cash equivalents  and temporary
   investments ........................................... $ 1,686   $   409   $ 3,025   $ 59,559   $ 52,046   $ 52,439   $125,439
  Current assets .........................................   8,456    12,085    18,571     80,051     79,552     87,440    166,940
  Restricted cash ........................................      --        --        --         --         --         --     40,500
  Property, plant and equipment, net .....................   1,121     1,668     2,152     17,535     24,446     29,554     29,554
  Intangible assets, net .................................     687    11,753    12,487     29,741     46,099     49,487     57,503
  Total assets ...........................................  23,902    34,646    39,366    135,644    179,844    193,789    311,789
  Long-term debt (net of current maturities...............   6,596     7,083     2,582      3,961     29,396     39,689    116,791
  Redeemable preferred stock .............................      --       531        --     40,000     40,000     40,000     40,000
  Stockholders' equity ...................................  11,536    15,351    24,432     69,244     77,356     81,872    131,086

-----------

(1) The following transactions and their related effects have been included, on a pro forma basis, as if they had occurred at the beginning of the fiscal period:

                  Transaction                                                            Pro forma Adjustment
==================================================================================================================================
(A)  The sale of Units consisting of Notes with an aggregate         (A)  1994 - Increase interest expense $20.3 million
principal amount at maturity of $227.7 million and warrants                      Increase other operating expenses $.500 million
to purchase 6,831,000 shares of Common Stock to the initial               1995 - Increase interest expense $9.9 million
Purchaser for aggregate proceeds (excluding $5.0 million of                      Increase other operating expenses $.250 million
issuance costs which have been deferred) of $105.0 million.                      Increase cash - $105.0 million
The value ascribed to the detachable warrants and the deferred                   Increase long-term debt $77.9 million
issuance costs incurred are being amortized into expense over                    Increase stockholders' equity $32.1 million
the ten year maturity period of the Notes. Interest expense                      for the value ascribed to the warrants
accrues at 15% compounded semi annually.
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(B)  The Company refinanced $25.0 million of Senior                  (B)  1994 - Increase interest expense $3.5 million
Secured Notes (with an interest rate of 14%) through the                         Increase other operating expenses $.950 million
issuance, in March 1995 of $36.0  million of the Company's                1995 - Increase interest expense $.463 million
14.75% Senior Secured Notes due 1998.  In connection with the                    Increase other operating expenses $.150 million
issuance, the Company issued warrants for the purchaser to                       Decrease cash $40.5 million
acquire 700,000 shares of the Company's Common Stock which will                  Increase restricted cash $40.5 million
be amortized into expense over 3 years.  In connection with the sale of Units (A above), the Company placed $40.5 million of cash in a restricted cash account.
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(C)  The issuance of shares of preferred stock to Vanguard           (C)  1995 - Increase cash $5.0 million
for $5.0 million in cash. Such transaction is expected to close                  Increase stockholders' equity $5.0 million
in September 1995.
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(D)  In August 1995, EGAC shareholder approval was                   (D)  1995 - Increase cash $7.0 million
obtained for the transfer of the Company's interest in Speech                    Decrease intangible assets $7.0 million
Design and Bogen to EGAC in exchange for $7.0 milion in
cash.  The Company has reduced its intangible assets of the
above mentioned entities as a result of this transaction.
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(E)  In August 1995, the Company signed a letter of intent           (E)  1994 - Increase other operating expenses $.832 million
with RDC whereby RDC will convert all the principal and                   1995 - Increase other operating expenses $.416 million
interest issued to it by PST into shares of PST, representing                    Increase intangible assets $8.3 million
a 38% ownership interest in PST. Additionally, the letter of                     Increase stockholders' equity $12.1 million
intent calls for the purchase by RDC of $3.0 million of                          for the $8.3 increase in intangible assets, the
the Company's Common Stock.                                                      $.792 million decrease in long term debt and the
                                                                                 $3.0 million increase in cash.
                                                                                 Decrease long-term debt $.792 million
                                                                                 Increase cash $3.0 million
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(F)  In July 1995, the Company acquired the remaining                (F)  1994 - Increase other operating expenses $1.3 million
50.1% of DBF that it did not own for approximately $6.5                   1995 - Decrease cash $6.5 million
million.  The Company recorded this as an increase to                            Increase intangible assets $6.5 million
goodwill.  The Company has recorded 100% of DBF's                                Increase other operating expenses $.651 million
losses in its income statement.
==================================================================================================================================


         The pro formas have not been adjusted to reflect the proposed acquisition of the remaining interest in PBG which the Company does not presently own, which remains subject to certain regulatory approval.

(2) Consists of a non-cash charge for the purchase of incomplete research and development in connection with the merger of PSI into a wholly-owned subsidiary of the Company. PSI is a wholly-owned subsidiary of the Company through which the Company owns its 56% interest (on a fully-diluted basis) in PST. In August 1995, the Company entered into a letter of intent to purchase an approximate additional 38% at PST.

(3) Earnings include income before income taxes plus fixed charges less capitalized interest. Fixed charges include interest and one-third of rent expense (representing the estimated interest component of operating leases).The dollar amount of the deficiency in earnings to fixed charges was $4.6 million, $2.1 million, $3.2 million, $52.1 million, $43.6 million and $72.1 million for the years ended December 31, 1990, 1991, 1992, 1993, 1994 and 1994 (pro forma) respectively. The dollar amount of the deficiency was $17.3 million, $27.0 million and $38.9 million for the six month periods ended June 30, 1994, June 30, 1995 and June 30, 1995 (pro forma).

(4) EBITDA means earnings before interest, income taxes, depreciation and amortization (excluding certain non-recurring charges and extraordinary items). EBITDA has been included solely to facilitate the consideration of the covenants in the Indenture that are based, in part, on EBITDA and because the Company understands that it is used by certain investors as one measure of the Company's historical ability to service its debt. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles. EBITDA for the fiscal year ended December 31, 1993 does not include a non-cash acquisition charge of approximately $32.0 million. (See Note 2 above).



                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sales of the Offered Notes by the Selling Securityholders. See "Selling Securityholders" for a list of those persons and entities receiving the proceeds from the sales of the Offered Notes.

                              DESCRIPTION OF NOTES

         On July 6, 1995 and August 11, 1995, the Company issued $227,700,000 aggregate principal amount at maturity of Notes at a discount to their aggregate principal amount to generate gross proceeds to the Company of approximately $110,000,000. The Notes were issued under the Indenture. The following summary of the material provisions of the Indenture and the Pledge Agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture and the Pledge Agreements (copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part) including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The definitions of certain capitalized terms used in the following summary are set forth below under "- Certain Definitions." References in this "Description of Notes" to the "Company" mean the Company, but not any subsidiary of the Company, until a successor replaces the Company (or any previous successor) pursuant to the Indenture and, thereafter, means such successor.

General

         The Notes are senior obligations of the Company, limited to $227,700,000 aggregate principal amount at maturity. The Notes were issued only in registered form, without interest coupons, in denominations of $1,000 principal amount at maturity and integral multiples thereof. Principal of, premium, if any, and interest on the Notes is payable, and the Notes are transferable, at the office of the Company's agent in the City of New York located at the corporate trust office of the Trustee. In addition, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Maturity, Interest and Principal

         The Notes will mature on July 15, 2005. Although for U.S. federal income tax purposes a significant amount of original issue discount, taxable as ordinary income, will be recognized by a holder as such discount accrues from the issue date of the Notes (the "Issue Date"), no interest will be payable on the Notes prior to July 15, 2000. See "Certain United States Federal Income Tax Considerations - Original Issue Discount". From and after July 15, 2000, cash interest on the Notes will accrue at the rate of 15% per annum and will be payable semiannually on each July 15th and January 15th, commencing January 15, 2001, to the holders of record of Notes at the close of business on the January 1 and July 1 immediately preceding such interest payment date. From and after January 15, 2001, cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2000. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         The Notes are not entitled to the benefit of any mandatory sinking fund.

Redemption

         Optional Redemption. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2000, on not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning July 15th of the years indicated below:

                                                              Redemption
         Year                                                    Price
         ----                                                    -----
         2000.................................................  110.000%
         2001.................................................  106.667%
         2002.................................................  103.333%
         2003 and thereafter..................................  100.000%

         Optional Redemption upon Stock Sale to a Strategic Equity Investor. In the event of the sale by the Company to a Strategic Equity Investor (other than Vanguard) on or prior to July 15, 1998 of Capital Stock of the Company, in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50,000,000, up to a maximum of 20% of the aggregate Accreted Value of the Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or Cash Equivalents. Such Notes will be redeemable on not less than 30 nor more than 60 days' prior notice at a redemption price equal to 115.0% of the Accreted Value of the Notes to be redeemed to the redemption date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions.

         Mandatory Redemption upon a Change of Control and Certain Asset Sales. The Company is obligated (a) upon the occurrence of a Change of Control to make an offer to purchase all outstanding Notes at a purchase price of 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase, and (b) to make an offer to purchase Notes with a portion of the net cash proceeds of certain sales or other dispositions of assets at a purchase price of 100% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "- Certain Covenants - Change of Control" and "- Certain Covenants - Disposition of Proceeds of Asset Sales."

         Selection and Notice. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount at maturity of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount at maturity thereof to be redeemed. A new Note in a principal amount at maturity equal to the principal amount at maturity of the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, principal will cease to accrete or interest will cease to accrue, as the case may be, on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price therefor.

Security

         Pledges of Capital Stock

         The Notes are secured by a pledge of all of the Capital Stock now or hereinafter owned by the Company in National Band Three Limited ("NB3"), PowerSpectrum, Inc. ("PSI"), Metro Net Systems, Inc. ("Metro Net"), Geotek Communications GmbH ("Geotek Germany") and the entities through which the Company owns its interest in Bogen (each a "Pledged Company"), which companies comprise or own all of the Company's significant subsidiaries. The Collateral consisting of pledged Capital Stock includes, in addition to certain other Capital Stock, all of the Capital Stock of (i) NB3, the Company's U.K.

subsidiary, (ii) PSI, the Company's U.S. subsidiary which directly or indirectly owns the Company's U.S. 900 MHz licenses (except those held by Metro Net) and the Company's interest in PST and holds the non-Israel worldwide rights to license, market, distribute and sell the systems utilizing the FHMA technology developed by PST, (iii) Metro Net, (iv) Geotek Germany, the Company's subsidiary that directly or indirectly owns the Company's German operating subsidiaries, and (v) EGAC, the entity through which the Company owns its interests in Bogen and Speech Design. The Company has entered into pledge agreements (the "Pledge Agreements") providing for the grant by the Company to the Trustee, as collateral agent for the holders of the Notes, of security interests in the Collateral comprised of Capital Stock. All such security interests will secure the payment and performance when due of all of the obligations of the Company under the Notes and the Indenture.

         Limitation on Indebtedness. In addition to the limitations on the incurrence of Indebtedness contained in the Indenture, the Pledge Agreements contain a covenant that prohibits the Pledged Companies (other than EGAC) and their direct and indirect subsidiaries (which will include any entities controlled by a Pledged Company through the ownership of voting securities, by contract or otherwise) from directly or indirectly creating, incurring, issuing, assuming, guaranteeing or in any manner becoming directly or indirectly liable, contingently or otherwise, for the payment of any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Pledge Agreement Indebtedness; provided that the aggregate outstanding Indebtedness of the Pledged Companies (excluding Indebtedness owed to other Pledged Companies or the Company and Indebtedness of EGAC) at any time shall not exceed $62.0 million.

         Additional Pledges of Collateral. If the Company shall have (i) 50,000 Qualified GEONET Subscribers at the end of the most recently completed billing month and (ii) positive Operating Cash Flow in any two of its GEONET markets for the most recently completed fiscal quarter, the Company may, to the extent otherwise permitted by the Indenture and the Pledge Agreements, grant a security interest, that is equal and ratable to the security interest granted to the Trustee, in the Collateral consisting of Capital Stock of Pledged Companies that, directly or indirectly, hold, or hold any rights in, Licenses for U.S. 900 MHz radio channels; provided that such security interest shall not secure Indebtedness in an amount in excess of the product of $1,500 and the number of Qualified GEONET Subscribers as of the end of the most recently completed billing month.

         Limitation on Liens. In addition to the limitations on the creation, incurrence, assumption or existence of Liens contained in the Indenture, the Pledge Agreements contain a covenant that prohibits the Pledged Companies (other than EGAC) and their direct and indirect subsidiaries (which will include any entities controlled by a Pledged Company through the ownership of voting securities, by contract or otherwise) from creating, incurring, assuming or suffering to exist any Lien of any kind against or upon any of their respective properties or assets, or any proceeds therefrom, except for Permitted Pledge Agreement Liens.

         Additional Subsidiary Pledges. The Pledge Agreements provide that if the Company transfers the Capital Stock of any Pledged Company to any person in exchange for Capital Stock of such person (including pursuant to a transaction described in clause (k) of the definition of "Permitted Investments") ("Non-Pledged Stock"), or any Pledged Company transfers or causes to be transferred, directly or indirectly, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee), exceeding $2.0 million to any subsidiary of the Company that is not a Pledged Company, the Company shall (a) enter into a pledge agreement (or an amendment to an existing Pledge Agreement) in order to pledge all of such Non-Pledged Stock or the outstanding Capital Stock of such subsidiary, as the case may be, owned by the Company as security to the Trustee for the benefit of the holders of the Notes and (b) deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such pledge agreement (or amendment to an existing Pledge Agreement) has been duly authorized, executed and delivered, is enforceable in accordance with its terms and creates a valid and perfected first priority security interest in such Non-Pledged Stock or Capital Stock. However, the Pledge Agreements provide that the foregoing provisions will not apply to (A) transfers of property or assets (other than cash) by a Pledged Company to the Company or a subsidiary that is not a Pledged Company in exchange for cash in an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee), of such property or assets, or (B) Restricted Payments and Investments (other than a Permitted Investment within the meaning of clause (k) of the definition of "Permitted Investments") permitted by the Indenture.

         In the event that any Pledged Company transfers or causes to be transferred to any person, directly or indirectly, in one or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) having a fair market value (as determined in good faith by the Board of Directors of the Company evidenced by a resolution of the Board of Directors of the Company set forth in an officers' certificate delivered to the Trustee) exceeding $2.0 million to any such person, the Net Cash Proceeds resulting from the sale or other disposition of such property or assets shall, to the extent permitted by law, be immediately deposited in the Collateral Account (as defined herein) and the Company shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Company or a Subsidiary to immediately become subject to a first priority perfected Lien in favor of the Trustee. Any Net Cash Proceeds resulting from such sale or disposition shall be required to be applied as described under "Termination of Collateral Arrangements; Release of Collateral."

         Notwithstanding any other provision contained herein, if the Company transfers any FCC License to any wholly-owned subsidiary of the Company that is not a Pledged Company, all of the Capital Stock of such subsidiary shall be pledged to the Trustee as Collateral.

         Events of Default. Upon the occurrence and during the continuance of an Event of Default and after the acquisition of any required regulatory approvals,
(i) all rights of the Company to exercise voting or other consensual rights with respect to the stock of the Pledged Companies shall cease, and all such rights shall, to the extent permitted by applicable law, become vested in the Trustee, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights, (ii) all rights of the Company to receive cash dividends, interest and other payments made upon or with respect to such pledged stock shall cease and such cash dividends, interest and other payments shall be paid to the Trustee and (iii) to the extent permitted by applicable law, the Trustee may sell the Collateral or any part thereof in accordance with the terms of the Pledge Agreements. All funds distributed under the Pledge Agreements and received by the Trustee for the benefit of the holders of the Notes shall be distributed by the Trustee in accordance with the provisions of the Indenture.

Subsidiary Guarantees

         Certain of the Company's existing and future wholly-owned direct and indirect subsidiaries organized under the laws of a state of the United States (collectively, the "Guarantors") have jointly and severally guaranteed the obligations of the Company under the Notes and the Indenture. To the extent that the Company establishes or acquires wholly-owned direct and indirect subsidiaries which are organized under the laws of a state of the United States and doing business in the United States after the date of the Indenture, the Company shall be required to use its best efforts to cause such subsidiary to jointly and severally guarantee the obligations of the Company under the Notes and the Indenture pursuant to a guarantee in form and substance satisfactory to the Trustee. Notwithstanding the foregoing, a wholly-owned U.S. subsidiary of the Company is not required to become a guarantor under the Indenture to the extent that such subsidiary either (i) is prohibited under applicable law (but not by the terms of any contract) from becoming a Guarantor and compliance with any such law would be materially burdensome to such Guarantor or (ii) has assets with an aggregate fair market value of less than $100,000 and does not hold any License. To the extent that any wholly-owned U.S. subsidiary of the Company is not required to execute and deliver a guarantee as contemplated above, the Company shall covenant in the Indenture that such subsidiary shall not engage in any business activities. The obligations of each Guarantor pursuant to its guarantee will be subordinated in right of repayment to any obligation of such Guarantor pursuant to any Indebtedness incurred by such Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor.

         The Indenture provides that, subject to the next paragraph, no Guarantor may consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another person unless:

         (a) such Guarantor is the surviving person or the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

         (b) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, under the Notes and the Indenture;

         (c) immediately after such transaction, no Default or Event of Default exists; and

         (d) such Guarantor or the person formed by or surviving any such consolidation or merger, or to whom such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (ii) will have an Indebtedness to Cash Flow Ratio (as defined in the Indenture) immediately after the transaction that does not exceed such Guarantor's Indebtedness to Cash Flow Ratio immediately preceding the transaction.

         Except as set forth in the provisions entitled "Certain Covenants" and "Merger, Sale of Assets, Etc.," nothing contained in the Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

         The Indenture will provide that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee, provided that the proceeds of such sale or other disposition are applied in accordance with the provisions described under "- Asset Sales."

         Pledges of Intercompany Notes

         To the extent that, on or after the date of the Indenture, the Company makes any cash investment in any of its wholly-owned subsidiaries which are organized under the laws of and doing business in the United States, such Investment shall be required to be made in the form of a loan, which shall be evidenced by a note (an "Intercompany Note"). All Intercompany Notes shall be required to be pledged by the Company to the Trustee as Collateral.

         Ability to Foreclose upon Collateral

         The ability of the Trustee to foreclose on the Collateral upon the occurrence of an Event of Default will be subject in certain instances to perfection and priority issues and to practical problems associated with realization upon security interests. Regulatory limitations also will limit the ability of the Trustee to foreclose on and sell the Collateral upon the occurrence of an Event of Default. See "Risk Factors - Risk of Inability to Realize Upon Security Interests."

         Certain of the Pledged Companies directly or indirectly through various subsidiaries hold interests in licenses authorized by the FCC. The Communications Act requires prior FCC approval of all assignments of licenses and transfers of control of companies holding licenses. Further, the Communications Act limits the ownership interests that may be held by foreign persons or entities directly and indirectly in licenses authorized by the FCC. In the event the Company fails to meet its obligations under the Indenture and the Notes, the Trustee would be required to obtain FCC approval prior to foreclosing on the Collateral. Further, the Trustee would be required to satisfy the foreign ownership limits and other conditions of ownership specified in the Communications Act and prescribed by the FCC. There can be no assurance that the Trustee would be able to meet the foreign ownership limits and other conditions or obtain on a timely basis or at all the necessary FCC approvals for the transfer of control or assignment of licenses to foreclose on the Collateral. Moreover, before the Trustee could sell the Collateral, it would be required to obtain FCC approval and the purchaser would be required to meet the same limitations and conditions imposed upon the Trustee. There can be no assurance that the Trustee would be able to meet the foreign ownership limits and other conditions or obtain on a timely basis or at all the necessary FCC approvals for the transfer of control or assignment of the licenses. In addition, the Company expects to participate in FCC auctions for additional 900MHz radio licenses in Major Trading Areas ("MTAs"), which auctions are expected to be held within the ensuing year. In a recent rulemaking proceeding, the FCC has proposed rules that would prohibit changes in control of applicants for MTA licenses in the 900MHz SMR auctions. If the FCC adopts such rules as proposed and the Trustee foreclosed on the Collateral, absent a waiver, the FCC would dismiss, deny or otherwise refuse to grant applications filed by the Company or its subsidiaries for any such licenses pending at the time.

         Geotek Germany owns all of the Capital Stock of DBF Bundelfunk GmbH ("DBF") and approximately 49% of the Capital Stock of Preussag Bundelfunk GmbH ("PBG"). DBF and PBG hold interests in licenses authorized by the Federal Ministry for Post and Telecommunications and the Federal Office for Post and Telecommunications. In the event that the Company fails to meet its obligations under the Indenture and the Notes and the Trustee exercises its rights of foreclosure under the Pledge Agreements, the Trustee would seek to transfer the shares of Geotek Germany in order to satisfy in part the obligations under the Notes. The terms of the licenses held by DBF and PBG provide that DBF and PBG may be transferred only upon the approval of the applicable regulatory authority. Although the German courts have not addressed the issue of whether the transfer of the parent company of a license holder requires regulatory approval, there exists the possibility that a transfer of shares of Geotek Germany without the receipt of any applicable regulatory approvals by the Trustee could result in a revocation of DBF and/or PBG's licenses.

         In the event that a foreclosure of the Collateral consisting of capital stock of NB3 occurs, a change in control of NB3 will be deemed to have occurred under applicable United Kingdom telecommunication laws. Accordingly, licenses currently held by NB3 would be subject to possible revocation unless the consent of the relevant U.K. governmental agencies is obtained following such a change of control. In the event of a revocation of such licenses, NB3 would be required to apply for new licenses and the Secretary of State for Trade and Industry (now known as the President of the Board of Trade) would have discretion over whether or not to grant such licenses.

         Termination of Collateral Arrangements; Release of Collateral

         Upon the full and final payment and performance of all obligations of the Company under the Notes and the Indenture or upon a defeasance of the Notes in accordance with the terms of the Indenture, the Pledge Agreements and the subsidiary guarantees, and any other security arrangements described herein (the "Collateral Arrangements") shall terminate and the Collateral shall be released. In addition, the Collateral Arrangements will be terminated and the Collateral will be released upon the prior written consent of the holders of at least 662/3% of the aggregate principal amount of the Notes then outstanding (the "Requisite Vote") pursuant to a request (a "Collateral Release Request") made by the Company to the holders. In the event that the Company does not receive the Requisite Vote pursuant to any such Collateral Release Request, the Company may, at its option, within five business days after the latest date on which such consents are required to be delivered to the Company pursuant to the terms of the Collateral Release Request, make an offer to purchase (a "Collateral Release Repurchase Offer") all of the outstanding Notes at a purchase price of 101.5% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of repurchase. Upon the consummation of such Collateral Release Repurchase Offer, the Collateral Arrangements automatically shall terminate and the Collateral shall be released. If the Company shall at any time make a Collateral Release Request, the Company shall pay to the voting holders an amount in cash equal to .50% of the Accreted Value on such date as provided in the Indenture. Any Collateral Release Request shall be made as provided in the Indenture.

         In addition, in the event (a) that any Collateral is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of the covenant in the Indenture entitled "Disposition of Proceeds of Asset Sales" and the next paragraph, (b) any Collateral is transferred to a subsidiary of the Company in accordance with the covenant described under "Additional Subsidiary Pledges" or
(c) the Company sells Collateral consisting of up to 75,000 shares of the common stock of EGAC owned by it in conjunction with the exercise of options to purchase such common stock to be issued to certain management of EGAC, the Trustee shall release the liens in favor of the Trustee in the Collateral so sold or transferred; provided, that the Trustee shall have received from the Company an officers' certificate and an opinion of counsel that such Collateral has been sold or transferred in accordance with the terms of the Indenture. To the extent that any Collateral is sold and the Net Cash Proceeds thereof are applied in accordance with the terms of the covenant in the Indenture entitled "Disposition of Proceeds of Asset Sales," the Net Cash Proceeds resulting from the sale or other disposition of such Collateral shall, to the extent permitted by law (including any necessary FCC approval in regard to any radio licenses), be immediately deposited in an account (the "Collateral Account") subject to a first priority perfected Lien in favor of the Trustee, and the Company shall cause any non-cash proceeds from such sale or other disposition (including securities) received by the Company or a Subsidiary to immediately become subject to a first priority perfected Lien in favor of the Trustee.

         Within 180 days after consummation of any sale or disposition of Collateral, the Company shall apply 100.0% of the Net Cash Proceeds resulting from such sale or disposition to (i) the purchase of Replacement Assets (as defined herein), provided, that, when acquired, such Replacement Assets are subject to a first priority perfected Lien in favor of the Trustee, or (ii) the acquisition or formation of a Subsidiary, provided, that, when acquired or formed, all of the outstanding Capital Stock of such Subsidiary is subject to a first priority perfected Lien in favor of the Trustee; provided, that if the Company does not apply such Net Cash Proceeds in accordance with (i) or (ii) above, such Net Cash Proceeds shall remain in the Collateral Account and not be released until the obligations of the Company under the Indenture and the Notes have been discharged, the Pledge Agreements shall have otherwise been terminated or until distributed to the holders of the Notes as Excess Proceeds. See "- Covenants - Disposition of Proceeds of Asset Sales." Subject to the proviso in the preceding sentence, amounts in the Collateral Account shall be released (i) upon the purchase of Replacement Assets, (ii) upon the acquisition or formation of a Subsidiary, all of whose Capital Stock has been pledged to the Trustee or
(iii) until distributed to the holders of the Notes as Excess Proceeds. Any such actions by the Trustee to release the Collateral will be taken in accordance with the TIA, including Section 314 thereunder.

Registration Rights

         In connection with the initial sale of the Notes, the Company entered into the Registration Agreement. Pursuant to the Registration Agreement, the Company agreed for the benefit of the holders of the Notes, that (i) it would, at its expense on or prior to September 4, 1995, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Offered Notes, (ii) prior to November 3, 1995, such Shelf Registration Statement would be declared effective by the Commission and (iii) the Company would maintain such Shelf Registration Statement continuously effective under the Securities Act until July 6, 1998 or such earlier date as of which all the Offered Notes have been sold pursuant to such Shelf Registration Statement. If the Company had failed to comply with clause (i) above then, at such time, the per annum interest rate on the Offered Notes would have increased by 25 basis points. Such increase would have remained in effect until the date on which such Shelf Registration Statement was filed, on which date the interest rate on the Offered Notes would have reverted to the interest rate originally borne by the Offered Notes plus any increase in such interest rate pursuant to the following sentence. If the Shelf Registration Statement had not been declared effective as provided in clause (ii) above, then, at such time and on each date that would have been the successive 90th day following such time, the per annum interest rate on the Offered Notes (which interest rate will be the original interest rate on the Offered Notes plus any increase or increases in such interest rate pursuant to the preceding sentence and this sentence) would have increased by an additional 25 basis points; provided that the interest rate would not have increased by more than 100 basis points pursuant to this sentence. Such increase or increases would have remained in effect until the date on which such Shelf Registration Statement was declared effective, on which date the interest rate on the Offered Notes would have reverted to the interest rate originally borne by the Offered Notes. The Company has satisfied its obligations under clauses (i) and (ii) by filing, and causing the Commission to declare effective, the Registration Statement of which this Prospectus is a part within the specified time periods. Pursuant to clause (iii) above, however, if the Company fails to keep the Shelf Registration Statement continuously effective for the period specified above, then at such time as the Shelf Registration Statement is no longer effective and on each date thereafter that is the successive 90th day subsequent to such time and until the earlier of (i) the date that the Shelf Registration Statement is again deemed effective or (ii) July 6, 1998 or (iii) the date as of which all of the Offered Notes are sold pursuant to the Shelf Registration Statement, the per annum interest rate on the Offered Notes will increase by an additional 25 basis points; provided, however, that the interest rate will not increase by more than 100 basis points pursuant to this sentence.

         The Company will provide to each holder of the Offered Notes, copies of the prospectus, which will be a part of such Shelf Registration Statement, notify each such holder when such Shelf Registration Statement for the Offered Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Offered Notes. A Securityholder that sells such Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such a holder (including certain indemnification and contribution rights and obligations).

Holding Company Structure

         The Notes are obligations exclusively of the Company, which is a holding company, and the Guarantors. Since the operations of the Company currently are conducted principally through subsidiaries, the cash flow of the Company and its ability to service its debt, including the Notes, are dependent upon the earnings of such subsidiaries and the distribution of those earnings to the Company, or upon loans or other payments of funds by such subsidiaries to the Company. The Company's subsidiaries are separate and distinct legal entities and, except for the guarantees of the Guarantors, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to the Company by such subsidiaries may be subject to certain statutory or contractual restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.

         The Notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's subsidiaries that are not Guarantors. Any right of the Company to receive assets of any such subsidiary upon the liquidation or reorganization of any such subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such subsidiary and any Indebtedness of such subsidiary senior to that held by the Company. As of June 30, 1995, the Company's subsidiaries that are not Guarantors had approximately $33.5 million of liabilities (excluding intercompany indebtedness). See "Risk Factors - Holding Company Structure."

Certain Covenants

         The Indenture contains the following covenants, among others:

         Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any of its Subsidiaries, other than Subsidiaries that are Pledged Companies or their direct or indirect subsidiaries, will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default shall have occurred and be continuing and (b) at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio would not exceed 7.0 to 1.0 in the case of any such incurrence of Indebtedness on or before January 1, 1999, or 4.5 to 1.0 in the case of any such incurrence of Indebtedness thereafter.

         Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

         (a) Indebtedness of the Company and the Subsidiaries evidenced by the Notes and the Guarantees;

         (b) Indebtedness of the Company and its Subsidiaries outstanding on July 6, 1995 (the "Initial Issue Date");

         (c) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (A) any Indebtedness to which any such Interest Rate Protection Obligation relates bears interest at a fluctuating interest rate and
(B) the notional principal amount of any such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates;

         (d) Indebtedness of a Subsidiary of the Company owed to and held by the Company or another Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Subsidiary (other than to the Company or to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary of the Company which is owed Indebtedness of another Subsidiary of the Company such that the first such Subsidiary ceases to be a Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by the second such Subsidiary, subject to the other provisions of this covenant;

         (e) Indebtedness of the Company owed to and held by a Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that (i) any transfer of such Indebtedness by a Subsidiary of the Company (other than to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary which holds Indebtedness of the Company such that it ceases to be a Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this covenant;

         (f) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

         (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of incurrence;

         (h) Indebtedness of the Company or any of its Subsidiaries represented by standby letters of credit or trade letters of credit entered into in the ordinary course of business;

         (i) International Vendor Indebtedness;

         (j) guarantees of Indebtedness by the Company of companies in the Communications Products Group, in an aggregate principal amount at any time not exceeding $10,000,000;

         (k) guarantees of Indebtedness by the Company or any of its Subsidiaries of Indebtedness permitted to be incurred by any of them hereunder, to the extent that the guaranteeing party could otherwise incur such debt pursuant to the Indenture;

         (l) Indebtedness issued to finance the acquisition of Telecommunications Assets to be used in the United States by the Company or one of its Subsidiaries, to the extent incurred by the Company or one of its Subsidiaries that does not hold, or hold any rights in, any Licenses for U.S. 900 MHZ radio channels;

         (m) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (l) above in an aggregate principal amount outstanding at any time not exceeding $20,000,000;

         (n) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of the Company or any of its Subsidiaries and
(ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of such Subsidiary, in each case other than Indebtedness refinanced, redeemed or retired under clause (j),
(k) or (m) of this covenant; provided, however, that (A) the principal amount of Indebtedness incurred pursuant to this clause (n) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith and (B) in the case of Indebtedness incurred by the Company pursuant to this clause (n) to refinance Indebtedness subordinated in right of payment to the Notes, such Indebtedness (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and (II) is subordinated to the Notes in the same manner and to the same extent that the Indebtedness being refinanced is subordinated to the Notes.

         For purposes of determining compliance with the "Limitation of Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only shall be required to include the amount and type of such Indebtedness in one of such clauses.

         The Pledge Agreements further restrict the Pledged Companies' ability to incur Indebtedness. See "- Security."

         Limitation on Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Wholly-Owned Subsidiary of the Company and (iii) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis);

         (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company);

         (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinated in right of payment to the Notes (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company); or

         (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (a), (b), (c) and this clause (d) are collectively referred to as "Restricted Payments");

provided, however, that the Company or any Subsidiary thereof may make a Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of the covenant described under "- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (iii) the aggregate amount of all Restricted Payments declared or made from and after the Initial Issue Date would not exceed the sum of (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on July 1, 1995 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (B) the aggregate net proceeds, including the fair market value of property other than cash, received by the Company either (I) as capital contributions to the Company after the Initial Issue Date from any person (other than a Subsidiary of the Company) or (II) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments," but including Capital Stock issued upon the conversion of convertible Indebtedness

(including Indebtedness that is Redeemable Capital Stock) or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments")) of the Company to any person (other than to a Subsidiary of the Company) after the Initial Issue Date plus (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Initial Issue Date (excluding any Investment described in clause
(i) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (iii)(B), (x) the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness (including Indebtedness that is Redeemable Capital Stock) or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof and (y) the fair market value of property other than cash shall be determined by the Board of Directors of the Company, whose good faith determination shall be conclusive and evidenced by (i) a resolution filed with the Trustee and (ii) in the case of fair market value in excess of $20 million, a written opinion as to such fair market value issued by an Independent Financial Adviser.

         None of the foregoing provisions will prohibit (a) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (b) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph; (c) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinated in right of payment to the Notes by exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of (A) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph, or (B) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Indebtedness that is subordinated in right of payment to the Notes which (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness so redeemed, repurchased, acquired or retired and (II) is subordinated to the Notes in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (d) the payment of dividends on Preferred Stock (other than Redeemable Capital Stock that requires the payment of cash upon any mandatory redemption or sinking fund obligation exercisable at the option of the holder thereof) of the Company issued subsequent to the date of the Indenture to any person who purchases, in a single transaction or series of related transactions, for no less than $50,000,000, shares of such Preferred Stock, provided that the rate of dividends on such Preferred Stock does not exceed, as of the date the issuance thereof is approved by the Company's Board of Directors, the prime rate of interest most recently published in The Wall Street Journal and the aggregate amount of such dividends payable in any fiscal year does not exceed $10,000,000; (e) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year; (f) the payment by the Company of any required dividends on or prior to July 15, 2000 on its Preferred Stock outstanding, or issuable pursuant to an agreement in effect, on the date of the Indenture in accordance with the terms thereof as in effect on the date of the Indenture; (g) so long as no Default or Event of Default shall have occurred and be continuing, the distribution by the Company to its shareholders of the Capital Stock of an Unrestricted Subsidiary in the Company's Communications Products Group; (h) so long as no Default or Event of Default shall have occurred and be continuing, required payments by the Company or any of its Subsidiaries pursuant to Acquisition Put Obligations in existence on the date of the Indenture; (i) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "- Disposition of Proceeds of Asset Sales" below and (j) any payments made in connection with a Repurchase Event under the Warrant Agreement. In computing the amount of Restricted Payments previously made for purposes of clause (iii) of the preceding paragraph, Restricted Payments made under clauses (d), (e), (f), (g), (h), and (i) of this paragraph shall be included and payments made under clauses (a), (b), (c) and (j) of this paragraph shall not be so included.

         Any cash Investment by the Company made on or after the date hereof in any wholly-owned subsidiary thereof organized under the laws of and doing business in the United States shall be required to be made in the form of a loan, which shall be required to be evidenced by an Intercompany Note. All Intercompany Notes shall be required to be pledged by the Company to the Trustee as Collateral.

         Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, other than Liens securing Indebtedness that is subordinated in right of payment to the Notes, so long as the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; provided, however, that the foregoing shall not prohibit (i) Liens existing as of the Initial Issue Date, including Liens securing indebtedness under the Defeased Notes; (ii) Liens securing the Notes; (iii) Liens in favor of the Company or one or more of its Subsidiaries, other than any Lien on any property or assets of the Company or any of its Subsidiaries securing Indebtedness to one or more Subsidiaries; (iv) any Lien securing only Indebtedness of a Subsidiary of the Company, to the extent that the incurrence of such Indebtedness is permitted under the Indenture and such Indebtedness is not subordinated in right of payment to the Notes; (v) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (vi) Permitted Liens.

         The Pledge Agreements further restrict the Company's and the Pledged Companies' ability to create, incur, assume or suffer to exist Liens. See
"- Security."

         Change of Control. Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

         In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

         The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

         Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 85% of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or such Subsidiary or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, unless, in the case of clause (b), the remainder of such consideration consists of (i) property or assets that will be owned by the Company or a Subsidiary of the Company and are to be used in a telecommunications business or related activities or services that thereafter will be conducted by the Company or such Subsidiary or (ii) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradeable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. The Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds (or enter into a binding agreement within such 180-day period to apply such Net Cash Proceeds within 45 days of the date of such agreement) to (a) an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Initial Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (b) in the case of an Asset Sale by a Subsidiary of the Company, the repayment of any Indebtedness of such Subsidiary. Any Net Cash Proceeds from any Asset Sale that are not invested in Replacement Assets within the 180-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

         When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an "Asset Sale Offer") to all holders of Notes and Other Qualified Senior Notes, not more than 40 business days thereafter, to purchase the maximum principal amount of Notes and Other Qualified Senior Notes, on a pro rata basis according to the Accreted Value or principal amount, as the case may be, of the Notes and the Other Qualified Senior Notes that may be purchased out of the Excess Proceeds (x) with respect to the Other Qualified Senior Notes, based on the terms set forth in the instrument related to each issue of the Other Qualified Senior Notes and (y) with respect to the Notes, at an offer price in cash in an amount equal to 100% of the Accreted Value on the date fixed for closing of such offer plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Accreted Value or principal amount, as the case may be, of Notes and Other Qualified Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency in the business of the Company and its Subsidiaries on the Initial Issue Date or in businesses reasonably related thereto (including for general corporate purposes). If the aggregate Accreted Value or principal amount, as the case may be, of Notes and Other Qualified Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then the Excess Proceeds will be allocated pro rata according to Accreted Value or principal amount, as the case may be, to the Notes and each issue of the Other Qualified Senior Notes and the Trustee will select the Notes to be purchased from the amount allocated to the Notes on the basis set forth in the Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

         The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

         Limitation on Issuances and Sale of Preferred Stock by Subsidiaries. The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided that the terms of this covenant shall not be violated by the acquisition by the Company of any person that will be a Subsidiary of the Company upon the consummation of such acquisition and that had Preferred Stock outstanding prior to such acquisition that was not issued in anticipation of such acquisition.

         Limitation on Transactions with Interested Persons. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with the Indenture) of 10% or more of the Company's Common Stock at any time outstanding (in each case, an "Interested Person"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to the sale of Capital Stock of the Company (other than Redeemable Capital Stock) involving aggregate payments or value equal to or greater than $5,000,000, such transaction must have been approved in good faith by a majority of the Company's Board of Directors and a majority of its Disinterested Directors as evidenced by a resolution filed with the Trustee, (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, (i) such transaction must have been approved in good faith by a majority of the Company's Board of Directors and a majority of its Disinterested Directors, as evidenced by a resolution of the Company's Disinterested Directors filed with the Trustee and (ii) other than a transaction provided for in clause (b) above, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or the applicable Subsidiary, as the case may be, from a financial point of view and (d) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $500,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (c) (ii) has been delivered or that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company and by a majority of the Disinterested Directors; provided, however, that this covenant will not restrict the Company or its Subsidiaries from (i) paying dividends in respect of their Capital Stock to the extent permitted under the covenant described under "- Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) engaging in any transaction effected pursuant to an agreement existing on the date of the Indenture, pursuant to the terms of such agreement as in effect on the date of the Indenture, (v) engaging in any transaction between the Company and any Subsidiary or between Subsidiaries or
(vi) entering into any employment or consulting agreement or compensation arrangement with any natural person in the ordinary course of business consistent with past practice. For purposes of this covenant, any transaction or series of related transactions between the Company or any Subsidiary and an Affiliate of the Company that is approved in the manner described in clause (b),
(c) or (d) of the preceding sentence will be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a person that is not such an Affiliate.

         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any investment in, the Company or any other Subsidiary of the Company or
(d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any other provision of the Indenture or any provision of any of the Pledge Agreements, (ii) applicable law, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iv) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under the Indenture and the Notes, (v) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such acquired person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (vi) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vii) restrictions imposed under agreements governing International Vendor Indebtedness, provided that such restrictions terminate no later than July 15, 2000, (viii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (ix) customary restrictions pursuant to any agreement relating to Indebtedness of any Subsidiary permitted by the "Limitation on Indebtedness" covenant and incurred for working capital purposes, provided that such restrictions terminate no later than July 15, 2000, (x) encumbrances and restrictions under Indebtedness in effect on the Initial Issue Date and encumbrances and restrictions in permitted refinancing or replacements thereof which are no less favorable to the holders of the Notes than those contained in the Indebtedness so refinanced or replaced,
(xi) provisions contained in agreements or instruments governing Indebtedness permitted pursuant to clause (l) of the "Limitation on Indebtedness" covenant, provided that such restrictions terminate no later than July 15, 2000, and (xii) any such encumbrance or restriction pursuant to any agreement that amends, extends, refinances, refunds, renews or replaces any agreement described in clauses (i), (iii), (v), (vi), (vii), (ix) or (xi) whether or not by or among the same parties, provided that the terms and conditions of any such encumbrances of restrictions are no less favorable to the holders of the Notes than those under or pursuant to the agreement amended, extended, refinanced, refunded, renewed or replaced.

         Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries (other than Sale-Leaseback Transactions between the Company and any of its Wholly-Owned Subsidiaries or between any such Wholly-Owned Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions with respect to property acquired or constructed after the Initial Issue Date, provided that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

         Activities of the Company and its Subsidiaries. The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the telecommunications business and related activities and services, and such businesses, activities and services as the Company and its Subsidiaries are engaged in on the date of the Indenture.

         Reporting Requirements. The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will be required to file with the Trustee and provide to each holder of Notes within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

Merger, Sale of Assets, Etc.

         The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "- Certain Covenants - Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

         In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture; provided, however, that solely for purposes of computing amounts described in subclause (d)(iii) of the covenant described under "- Certain Covenants - Limitation on Restricted Payments" above, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such successor corporation had been named as the Company therein; provided however, that solely for purposes of computing amounts described in subclause (c) of the section "Limitation on Restricted Payments", any such successor person shall be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of such assets.

Events of Default

         The following will be "Events of Default" under the Indenture:

         (a) a default in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

         (b) a default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

         (c) a failure to perform or observe any other term, covenant or agreement contained in the Notes, the Indenture or any of the Pledge Agreements (other than a default specified in clause (a) or (b) above) which failure continues for a period of 30 days after written notice thereof requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

         (d) a default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full other than by reason of an acceleration or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded within a period of 15 days; or

         (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

         (f) certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Significant Subsidiary of the Company shall have occurred.

         If an Event of Default (other than as specified in clause (f) above) shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may accelerate the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (f) above occurs and is continuing, then the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

         After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the Accreted Value of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration;
(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of Accreted Value of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived pursuant to the terms of the Indenture.

         The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

         No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or the Notes or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note, subject to applicable grace periods.

         During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

         If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

         The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indenture and as to any default in such performance. The Company also is required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

Defeasance or Covenant Defeasance of Indenture

         The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Notes ("defeasance"), including, without limitation, all of the Company's obligations under the Pledge Agreements. Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (a) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (c) the rights, powers, trusts, duties and immunities of the Trustee and (d) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants that are set forth in the Indenture, some of which are described under "- Certain Covenants" above (including the covenant described under "- Certain Covenants - Change of Control" above) and with respect to its obligations under the Pledge Agreements and any subsequent failure to comply with any of such obligations shall not constitute a Default or Event of Default with respect to the Notes ("covenant defeasance").

         In order to exercise either defeasance or covenant defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (b) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (d) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; (e) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound; (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (g) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have been called for redemption pursuant to the terms of the Notes or have otherwise become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under the Indenture by the Company; (c) there exists no Default or Event of Default under the Indenture; and (d) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Amendments and Waivers

         From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, without notice to or the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the TIA or making any other change that does not adversely affect the rights of any holder of Notes, provided that the Company has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of Notes. Other amendments and modifications of the Indenture or the Notes may be made by the Company and the Trustee with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (a) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes,
(b) change the currency in which any Notes or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note, (c) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (e) waive a default in payment with respect to the Notes or (f) reduce or change the rate or time for payment of interest on the Notes.

The Trustee

         The Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

         The Indenture and provisions of the TIA incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict or resign.

Governing Law

         The Indenture and the Notes are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Certain Definitions

         "Accreted Value" is defined to mean, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of the Notes:

         (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                                               Accreted
         Semi-Annual Accrual Date                                Value
         ------------------------                                -----
         January 15, 1996.................................... $  521.58
         July 15, 1996.......................................    560.70
         January 15, 1997....................................    602.75
         July 15, 1997.......................................    647.96
         January 15, 1998....................................    696.56
         July 15, 1998.......................................    748.80
         January 15, 1999....................................    804.96
         July 15, 1999.......................................    865.33
         January 15, 2000....................................    930.23
         July 15, 2000.......................................  1,000.00

         (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) the original issue price of the Notes and (ii) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by
(B) a fraction, the numerator of which is the number of days from the Initial Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Initial Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

         (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

         "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

         "Acquisition Put Obligation" of any person means any obligation to purchase, redeem, retire, defease or otherwise acquire for value any interest in any other person pursuant to an agreement in effect on the date of the Indenture under which one party has the right to require the other party thereto to make such purchase, redemption, retirement, defeasance or acquisition; provided, that for purposes of the definition of the term "Indebtedness," the term "Acquisition Put Obligation" shall not include any obligation which, by its terms, can be satisfied solely by delivery of Capital Stock (other than Redeemable Capital Stock) of such person.

         "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Annualized Operating Cash Flow" means, for any fiscal quarter, Operating Cash Flow for such fiscal quarter multiplied by four.

         "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law), (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "- Merger, Sale of Assets, Etc." above, (b) disposition by the Company to a Wholly-Owned Subsidiary or by a Subsidiary of the Company to the Company or a Wholly-Owned Subsidiary, (c) distribution by the Company to its shareholders of the Capital Stock of a Subsidiary in the Company's Communications Products Group to the extent that such distribution is permitted pursuant to clause (h) of the second paragraph of the covenant described under "- Certain Covenants - Limitation on Restricted Payments" above, (d) any sale issuance, conveyance, transfer, lease or other disposition of properties or assets that constitute a Permitted Investment or a Restricted Payment that is permitted under the covenant entitled "Restricted Payments", (e) any transfer of assets pursuant to any binding written agreement in existence on the date of the Indenture, (f) any sale of any of the assets of Geotest or (g) any transaction or series of related transactions in connection with which the Company or a Subsidiary, as the case may be, receives aggregate consideration of $75,000 or less.

         "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

         "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Capital Stock" means, with respect to any person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) any money market fund sponsored by a registered broker-dealer or mutual fund distributor or time deposit accounts, certificates of deposit or acceptances and money market deposits with a maturity of 270 days or less of (i) any financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States and which financial institution has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) or (ii) any other financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States, in an amount not to exceed $2.0 million at any one time; (c) any evidence of Indebtedness maturing, or otherwise payable without penalty, not more than 12 months after the date of the acquisition thereof issued by a corporation and rated at least A-2 by Moody's or at least A by S&P; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31,1985; and (e) commercial paper maturing not more than 90 days after the date of acquisition thereof that is issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any jurisdiction thereof with a rating, at the time as of which any Investment therein is made, of at least P-1 by Moody's or at least A-1 by S&P.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction, the persons who, immediately prior to such transaction, beneficially owned the Voting Stock of the Company, beneficially own, in the aggregate, more than 50% of the total Voting Stock of the surviving or transferee corporation ("beneficially owned" shall have a meaning correlative to that of "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), provided, however, that no Change of Control will be deemed to occur pursuant to this clause (b) if (i) the surviving or transferee corporation has outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days to the extent that the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (ii) the surviving or transferee corporation (A) does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to 90 additional days to the extent that any such rating agency has publicly announced that such corporation or debt thereof will be rated), after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (i) of this proviso, and (B) as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10,000,000,000 (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of Common Stock of such corporation will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

         "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange
Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

         "Collateral" means the Capital Stock of the Pledged Companies owned or hereinafter acquired by the Company, and any other collateral to secure the obligations of the Company under the Indenture and the Notes.

         "Common Stock" means, with respect to any person, any and all shares, interests or other participation in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Initial Issue Date or issued after the Initial Issue Date, and includes, without limitation, all series and classes of such common stock, in each case, to the extent that such series or class of common stock does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

         "Commission" means the U.S. Securities and Exchange Commission.

         "Communications Products Group" means European Gateway Acquisition Corporation, Bogen Corporation and Speech Design GmbH and their respective subsidiaries in existence from time to time and their respective successors.

         "Consolidated Indebtedness to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding as at the date of determination to (b) the Annualized Operating Cash Flow of the Company, and its Subsidiaries for the most recently completed fiscal quarter of the Company.

         "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (c) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains (or losses) in respect of any Asset Sales by such person or one of its Subsidiaries, on an after-tax basis, (f) any gain resulting from the write-up of assets and any loss resulting from the write-down of assets, on an after-tax basis, and (g) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; provided that with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

         "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP; provided that with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

         "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "Defeased Notes" means the Senior Secured Convertible Notes due 1998 of the Company.

         "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Company's Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in (other than by virtue of ownership of less than 10% of the Capital Stock of the Company or such Affiliate) such Affiliate.

         "Event of Default" has the meaning set forth under "- Events of Default" herein.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FCC" means the U.S. Federal Communications Commission.

         "Fair Market Value" means, with respect to any assets, the price, as determined by the Board of Directors of the Company acting in good faith, which could be negotiated in an arms'-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, with respect to any transaction which involves an asset or assets in excess of $1,000,000, such determination shall be evidenced by written resolutions of the Board of Directors of the Company delivered to the Trustee.

         "Final Maturity Date" means July 15, 2005.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

         "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

         "Indebtedness" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business and lease obligations that are not Capitalized Lease Obligations, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends that are due and payable, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Acquisition Put Obligation, (j) all Acquired Indebtedness and (k) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (j) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, the Defeased Notes shall not constitute "Indebtedness" so long as the indebtedness represented by the Defeased Notes is defeased in accordance with the terms thereof.

         "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

         "International Vendor Indebtedness" means Indebtedness incurred by the Company or a Subsidiary of the Company (a) to finance the construction or acquisition of Telecommunications Assets for use outside of the United States by the Company or a Subsidiary of the Company, provided, however, that at the time of incurrence, the aggregate outstanding principal amount of such Indebtedness does not exceed 15% of the Total Market Capitalization of the Company or (b) to fund the working capital needs of the Company or a Subsidiary of the Company in connection with the provision of telecommunication systems or services outside of the United States.

         "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person; provided that a transaction will not be an Investment by the Company if the Company's payment therefor consists exclusively of shares of the Company's Capital Stock (other than Redeemable Capital Stock) or options, warrants or other rights to acquire Capital Stock of the Company (other than Redeemable Capital Stock). The Fair Market Value of the assets of any Subsidiary of the Company, less the aggregate liabilities of such Subsidiary, determined at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or the applicable Subsidiary, as the case may be.

         "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

         "Licenses" means (a) SMR licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business, (b) other similar licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its other telecommunications business and (c) licenses for technology used or usable in the telecommunications business.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Maturity Date" means, with respect to any security, the date on which any principal of such security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Minority Interest" means a financial interest representing 50% or less of the total voting power of the outstanding Voting Stock of any person that is not otherwise a Subsidiary of the Company and that is engaged primarily in the telecommunications business and related activities and services.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such

Asset Sale, (c) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

         "Operating Cash Flow" means, for any fiscal quarter, (a) the Company's Consolidated Net Income plus depreciation and amortization in respect thereof for such fiscal quarter, plus (b) all amounts deducted in calculating Consolidated Net Income for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such income period, and other non-cash items reducing Consolidated Net Income, minus (c) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio, (a) any person that is a Subsidiary or an operating business of the Company on such date (or would become a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Subsidiary or an operating business of the Company at all times during such fiscal quarter, (b) any person that is not a Subsidiary or an operating business of the Company on such date (or would cease to be a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Subsidiary or an operating business of the Company at any time during such fiscal quarter and (c) if the Company or any Subsidiary will have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

         "Other Qualified Senior Notes" means any outstanding senior indebtedness of the Company issued pursuant to an instrument having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture.

         "Permitted Investments" means any of the following: (a) Investments in any Wholly-Owned Subsidiary of the Company (including any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in the Notes; (d) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates; (e) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of the Indenture; (g) Investments in Interest Rate Protection Agreements on commercially reasonably terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; (h) non-cash Investments by the Company or any Subsidiary made with respect to the licensing of rights with respect to the Company's telecommunications technology, excluding any Investment to be made through the contribution of Licenses in such markets in any jurisdiction in which the Company or any of its Subsidiaries has any license as of the date of the Indenture of the type described in clause (a) of the definition of "Licenses," (i) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, provided that at the time of and after giving effect to any such Investment, the Fair Market Value (measured at the time of each such Investment) of all such Investments made after the date of the Indenture does not exceed the greater of $50,000,000 and 10% of the Total Market Value of Equity of the Company plus the cash proceeds realized upon disposition of any Investment (or portion thereof) permitted by this clause (i), (j) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, in each case that is not wholly-owned, to the extent that such Investment is funded entirely from Capital Stock sold specifically to fund such Investment, (k) the contribution by the Company to a newly-formed joint venture of the Capital Stock or the assets (including, without limitation, Licenses) of a Subsidiary of the Company that derives substantially all of its revenue outside of the United States and the contribution to such joint venture of Indebtedness of such Subsidiary held by the Company or any Subsidiary of the Company (provided, however, that the amount of such Indebtedness shall not exceed an amount equal to the aggregate principal amount of such Indebtedness held by the Company or any Subsidiary of the Company on the date of the Indenture) in exchange for Capital Stock of such joint venture, provided that, immediately prior to the contribution by the Company to such joint venture of the Capital Stock or assets of any such Subsidiary, the other party (or an entity that directly or indirectly controls such party) to such joint venture shall have Total Market Capitalization of at least $5,000,000,000, total revenues of at least $500,000,000 for its four most recently completed fiscal quarters or shall be, or shall have been prior to its privatization, a state-owned provider of voice telephony services, (l) Investments in the Communications Products Group, after the date of the Indenture in an aggregate amount not to exceed $5,000,000, (m) loans or advances to directors, officers, employees, or consultants of the Company or of any of its Subsidiaries to finance the exercise of options to purchase Capital Stock of the Company, to the extent that such loans or advances are secured by the Capital Stock underlying the options so exercised and such loans or advances are required to be repaid out of the proceeds of the sale of any such Capital Stock,
(n) any amount deposited in trust prior to the execution and delivery of the Indenture specifically for the purpose of defeasing the Defeased Notes, to the extent necessary to defease the Defeased Notes and (o) Investments in the form of Indebtedness permitted to be incurred by the Company or any of its Subsidiaries pursuant to clause (d) or (e) of the second paragraph of the covenant entitled "Limitation on Indebtedness." For purposes of determining whether an Investment constitutes a Permitted Investment, in the event that an Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Company, in its sole discretion, shall classify such Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses.

         "Permitted Liens" means the following types of Liens:

         (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (b) statutory Liens of landlords and other Liens imposed by law and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

         (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (d) judgment Liens not giving rise to an Event of Default if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

         (g) Liens securing International Vendor Indebtedness; provided, however, that (i) such International Vendor Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the Telecommunications Assets so constructed or acquired with such International Vendor Indebtedness and (ii) the Lien securing such Indebtedness either (A) exists at the time of such acquisition or construction or (B) shall be created within 90 days thereof;

         (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (i) any Lien covering property or assets acquired by the Company from a person other than a Subsidiary of the Company that secured Indebtedness of such person assumed by the Company in connection with such acquisition, that exists immediately prior to and is not incurred in anticipation of such acquisition and that does not thereafter cover any other property or assets or secure any other Indebtedness;

         (j) Liens secured solely by Capital Stock of the Company or a Subsidiary of the Company with respect to any Acquisition Put Obligation of the Company, provided that such Lien is released when such Acquisition Put Obligation is satisfied by payment by the Company or a Subsidiary in accordance with its terms or terminates without any continuing obligation on the part of the Company or any Subsidiary;

         (k) Liens securing Indebtedness, other than Indebtedness that is subordinated in right of payment to the Notes, in the aggregate principal amount of up to $10,000,000 at any time outstanding, provided that such Indebtedness is permitted to be incurred under the terms of the Indenture;

         (l) Liens securing Indebtedness of PowerSpectrum incurred in connection with government sponsored programs, to the extent incurred by PowerSpectrum;

         (m) Liens, to the extent that such liens do not cover any assets of the Company other than the assets so financed and are created within 90 days after the acquisition of the equipment to which the Lien relates, on equipment arising with respect to Indebtedness incurred to purchase such equipment; and

         (n) Liens on Collateral permitted pursuant to the Pledge Agreements.

         "Permitted Pledge Agreement Indebtedness" means any of the following:
(a) Indebtedness permitted to be incurred pursuant to clauses (b), (c), (e),
(f), (g), (h) and (n) of the second paragraph of the "Limitation on Indebtedness" covenant contained in the Indenture; (b) Indebtedness of a Pledged Company owed to and held by the Company or another Pledged Company, to the extent provided for in clause (d) of the "Limitation on Indebtedness" covenant contained in the Indenture; (c) Indebtedness incurred to finance the construction or acquisition of Telecommunications Assets to be utilized in Germany in an aggregate amount not exceeding DM 15,000,000 at any time on or prior to the second anniversary of the Indenture and, thereafter, DM 30,000,000;
(d) Indebtedness existing or incurred pursuant to lines of credit in existence on the date of the Indenture; (e) Indebtedness of PowerSpectrum incurred in connection with government sponsored programs, in an aggregate outstanding amount at any time not exceeding $10,000,000; (f) Indebtedness incurred by a joint venture contemplated by clause (k) of the definition of "Permitted Investments"; and (g) Indebtedness incurred to finance the construction or acquisition of Telecommunications Assets, to the extent used in connection with the construction or operation of a digital network, to be utilized in the United Kingdom in an aggregate amount at any time not exceeding (pound)8,000,000. For purposes of determining whether Indebtedness constitutes Permitted Pledge Agreement Indebtedness, in the event that Indebtedness meets the criteria of more than one of the types of Permitted Pledge Agreement Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such Indebtedness and only be required to include the amount and type of such Permitted Pledge Agreement Indebtedness in one of such clauses.

         "Permitted Pledge Agreement Liens" shall mean (a) Liens permitted by the "Limitation on Liens" covenant contained in the Indenture, other than Liens permitted by clauses (iv), (v) and (vi) of the proviso thereto; (b) Liens contemplated by clauses (iv) and (v) of the proviso to the "Limitation on Liens" covenant contained in the Indenture, except that references therein to the Indenture shall be deemed, for purposes of the Pledge Agreements, to refer only to the Pledge Agreements and references therein to Subsidiaries shall be deemed, for purposes of the Pledge Agreements, to refer only to the Pledged Companies;
(c) Liens contemplated by clauses (a), (b), (c), (d), (e), (f), (g), (h), (j),
(l), (m) and (n) of the definition of "Permitted Liens" contained in the Indenture; and (d) Liens contemplated by clause (i) of the definition of "Permitted Liens" contained in the Indenture, to the extent incurred by a Pledged Company, to the extent that such property or assets are first transferred to such Pledged Company.

         "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pledged Companies" means (a) NB3, (b) all of the Company's subsidiaries that, on the date of the Pledge Agreement, directly or indirectly hold U.S. 900 MHz licenses, including, without limitation, PSI, (c) Geotek Germany, (d) all of the Company's subsidiaries that own the Company's indirect interest in Bogen, including, without limitation, USI Venture Corp., Geotek Subsidiary Industries and Geotek Acquisition Corp., (e) EGAC and (f) any subsidiary, the Capital Stock of which is required to be pledged as security for the Notes pursuant to the covenant contained in the Pledge Agreements described under "Additional Subsidiary Pledges."

         "Preferred Stock" means, as applied to the Capital Stock of any person, Capital Stock of such person of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

         "Qualified GEONET Subscriber" means a user of GEONET services who generates at least $28.00 in monthly billings for the two most recently completed consecutive billing months.

         "Redeemable Capital Stock" means any shares of any class or series of Capital Stock (other than Preferred Stock of the Company outstanding on the date of the Indenture), that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed for cash or other assets (other than Capital Stock) prior to the Stated Maturity with respect to the principal of any Note or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity; provided, however, that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or an event of default occurring prior to the final maturity of the Notes shall not constitute Redeemable Capital Stock if such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of the Notes as are required to be purchased under "Change of Control" above or the Company's payment of the Notes as may be required under "- Events of Default."

         "Sale-Leaseback Transaction" means, with respect to any person, an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

         "S&P" means Standard & Poor's Corporation and its successors.

         "SMR" means a mobile radio communications system that is operated as described in this Offering Memorandum.

         "Specified Date" means, with respect to a given calculation of Accreted Value, the date as of which such calculation is made.

         "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

         "Strategic Equity Investor" means, with respect to any sale of the Company's Capital Stock, any person engaged in the telecommunications business which, both as of the Trading Day immediately before the day of such sale and immediately after the Trading Day of such sale, has a Total Market Capitalization of at least $5,000,000,000 or any Subsidiary of any such person. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale) and the Closing Price of the Common Stock of such person, solely when calculated as of the Trading Date immediately after the day of such sale, will be deemed to be the Closing Price of such Common Stock on such succeeding Trading Day, subject to the last sentence of the definition of "Total Market Capitalization."

         "Subsidiary" means, with respect to any person, a corporation 50% or more of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and over which such person exercises control, directly or indirectly, through one or more Subsidiaries. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an "Unrestricted Subsidiary" and the definition of "Communications Products Group," unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under the Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (a) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness permitted to be incurred under clauses (a) through (n) of the second paragraph of the covenant described under "- Certain Covenants - Limitation on Indebtedness" above) under clauses (a) and (b) of the first paragraph of the covenant described under "- Certain Covenants - Limitation on Indebtedness" above (assuming a market rate of interest with respect to such Indebtedness) and (b) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under the Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

         "Telecommunications Assets" means, with respect to any person, any tangible or intangible asset (including, without limitation, subscriber units) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including, without limitation, any business or services in which the Company currently is engaged.

         "Total Common Equity" of any person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (a) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Total Market Capitalization" of any person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such person and its Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person other than, in the case of the Company, any shares of Preferred Stock of the Company, that, as of the day of determination, cannot, pursuant to the terms thereof as in effect on the date of the Indenture, be required to be redeemed by the Company in cash), and
(ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (c) the liquidation value of any outstanding shares of Preferred Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) for the preceding sentence shall be determined by the Company's Board of Directors in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Total Market Value of Equity" of any person means, as of any day of determination, the sum of (a) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (b) the liquidation value of any outstanding shares of Preferred Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (a) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

         "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

         "Unrestricted Subsidiary" means a Subsidiary of the Company (a) that is a Subsidiary in the Company's Communications Products Group or (b) (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Initial Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with the covenant described under "- Certain Covenants - Limitation on Restricted Payments," (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non- Recourse Indebtedness" means Indebtedness as to which (a) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable or (iii) constitutes the lender (in each case, other than pursuant to and in compliance with the covenant described under "- Certain Covenants - Limitation on Restricted Payments") and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect a least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company, one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. For purposes of clause (a) of the definition of "Permitted Investments," PowerSpectrum shall be deemed to be a Wholly-Owned Subsidiary of the Company for so long as PowerSpectrum shall be a Subsidiary of the Company and for so long as PowerSpectrum shall not materially engage in a line of business other than (i) the line of business in which it is engaged on the date of the Indenture or (ii) a line of business involving exploitation of FHMA technology.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

         The following is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Notes as of the date hereof. It addresses only Notes held by United States holders and does not address the tax consequences to taxpayers who are subject to special rules, such as those of foreign persons, dealers in securities, financial institutions, life insurance companies, tax-exempt organizations, holders whose functional currency is not the U.S. dollar or certain "straddle" or hedging transactions. The discussion assumes that the Notes are (and will be) held by holders ("Holders") as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). The federal income tax considerations set forth below are based upon the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly on a retroactive basis. PERSONS CONSIDERING PURCHASING NOTES SHOULD CONSULT THEIR
OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE TAX CONSEQUENCES ARISING
UNDER ANY STATE, LOCAL OR FOREIGN LAWS.

         Original Issue Discount

         The Notes were originally issued at a discount from their "stated redemption price at maturity" and, accordingly, the Notes have original issue discount ("OID") for Federal income tax purposes. For Federal income tax purposes, OID on a Note is equal to the excess of the stated redemption price at maturity of the Note over its "issue price." The stated redemption price at maturity of a Note is equal to the sum of all payments to be made on such Note, regardless of whether denominated as interest or principal. The Company has determined that the original issue price of each Note was $342.09 per $1,000 principal amount. Accordingly, each Note will bear OID in an amount equal to the excess of (i) the sum of its principal amount and all stated interest payments over (ii) its issue price of $342.09.

         A Holder generally will be required to include OID in income periodically over the term of a Note before receipt of the cash attributable to such income. In general, a Holder must include in gross income for federal income tax purposes the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of a taxable year in which such Holder holds the Note ("Accrued OID"). The daily portion is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note (which the Company has determined to be 19.335%). The adjusted issue price of a Note at the beginning of any accrual period is the issue price of the Note increased by the Accrued OID for all prior accrual periods and decreased by any cash payments on the Notes. Each payment made under a Note will be treated first as a payment of OID (which was previously includable in income) to the extent of OID that has accrued as of the date of payment and has not been allocated to prior payments and second as a payment of principal.

         A Holder may make an election to include in gross income all interest that accrues on a Note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method calculated by treating the Note as being issued on the Holder's acquisition date at an issue price equal to the Holder's adjusted basis in the Note immediately after its acquisition.

         Market Discount

         If a Holder purchases a Note after its issue for an amount that is less than its "revised issue price" (defined as the sum of the issue price of the Note and the aggregate amount of the OID includable, if any, without regard to the rules for acquisition premium discussed below, in the gross income of all previous holders of the Note), the amount of the difference will be treated as "market discount" for Federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount that accrued on such Note (but was not previously included in income) at the time of such payment or disposition. If such Note is disposed of in a non-taxable transaction (other than a nonrecognition transaction described in Section 1276(c) of the Code), accrued market discount will be includable as ordinary income to the holder as if such holder had sold the Note at its fair market value. In addition, the Holder may be required to defer, until the maturity of the Note or its earlier disposition (including a non-taxable transaction other than a transaction described in Section 1276(c) of the Code), the deduction of all or a portion of the interest expense of any indebtedness incurred or continued to purchase or carry such Note.

         Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the Holder elects, which election is irrevocable, to accrue on a constant yield method. A Holder of a Note may elect to include market discount in income currently, as it accrues (on either a ratable or constant yield basis), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

         Acquisition Premium

         A Holder who purchases a Note after its original issue for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the Note after the purchase date will be considered to have purchased such Note at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such Holder must include in its gross income with respect to such Note for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

         Disposition of the Notes

         Generally, any sale, redemption or other taxable disposition of Notes will result in taxable gain or loss equal to the difference between the amount of cash or fair market value of other property received and the Holder's adjusted tax basis in the Note. A Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a Note initially will equal the cost of the Note to such Holder and will be increased by any Accrued OID (as reduced by amortized acquisition premium) and market discount previously included in such Holder's gross income and decreased by the amount of any cash payments received by such Holder regardless of whether such payments are denominated as principal or interest. For these purposes, the amount realized does not include any amount attributable to accrued interest on the Note. Except as described above under "-Market Discount," any gain or loss upon a sale or other disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if the Note will have been held by the Holder for more than one year at the time of such sale or other disposition.

         Certain Federal Income Tax Consequences to the Company and to Corporate Holders

         The Notes constitute "applicable high yield discount obligations" ("AHYDOs"). As a result, a portion of the tax deductions with respect to OID that otherwise would be available to the Company in respect of the Notes will be deferred and a portion will be permanently disallowed, which, in turn, may reduce the after-tax cash flows of the Company. The Notes constitute AHYDOs because (i) the yield to maturity of such Notes, which the Company has determined to be 19.335%, is equal to or greater than the sum of the relevant long-term applicable federal rate (the "AFR") in the month of original issue (which was 6.65% compounded semi-annually for July 1995, assuming a weighted average maturity of the Notes in excess of nine years), plus five percentage points, and (ii) the Notes were issued with "significant OID." A debt instrument is issued with "significant OID" if the aggregate amount includable in income of a holder in respect of such instrument before the close of any accrual period ending after the fifth anniversary of its issuance exceeds the sum of (a) the aggregate amount of interest to be paid under the instrument before such date and (b) the product of the issue price of the such instrument and its yield to maturity.

         Under the AHYDO rules, the Company will not be entitled to deduct OID that accrues with respect to the Notes until amounts attributable to OID are paid in cash or property (other than stock or debt instruments of the Company or of a related party). In addition, because the yield to maturity of the Notes exceeds the sum of the relevant AFR plus six percentage points (the "Excess Yield"), the "disqualified portion" of the OID accruing on the Notes will be permanently non-deductible. In general, the "disqualified portion" of OID for any accrual period will be equal to the product of (i) a percentage determined by dividing the Excess Yield by the yield to maturity and (ii) the OID for the accrual period. Subject to otherwise applicable limitations, a corporate Holder generally will be entitled to a 70% dividends received deduction with respect to the disqualified portion of the accrued OID if the Company has sufficient current or accumulated earnings and profits. To the extent that the Company's earnings and profits are insufficient, any portion of the OID that otherwise would have been recharacterized as a dividend for purposes of the dividends received deduction will continue to be treated as interest income.

         Backup Withholding

         A Holder may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received on the Notes. This withholding generally applies if the Holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that he or she has failed to report properly payments of interest and dividends and the IRS has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is his or her correct number and that he or she is not subject to backup withholding. Any amount withheld from a payment to a Holder under the backup withholding rules is allowable as a credit against such Holder's Federal income tax liability, provided that the required information is furnished to the IRS. Certain Holders such as corporations are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                            SELLING SECURITYHOLDERS

         The Offered Notes were originally issued by the Company and sold by the Initial Purchaser in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act), other institutional "accredited investors" (as defined in Rule 501(a)(1),
(2), (3) or (7) under the Securities Act) or in transactions complying with the provisions of Regulation S under the Securities Act. The Selling Security Holders (which term includes their transferees, pledgees, donees or their successors) may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Notes.

         The following table sets forth information, as of __________, 1995 with respect to the Selling Security holders and the respective principal amounts of Offered Notes beneficially owned by each Selling Securityholder that may be offered pursuant to this Prospectus. Such information has been obtained from the Selling Securityholders. None of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as noted below. Because the Selling Securityholders may offer all or some portion of the Offered Notes pursuant to this Prospectus, no estimate can be given as to the amount of the Offered Notes that will be held by the Selling Securityholders upon termination of any such sales. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes since __________, 1995 in transactions exempt from the registration requirements of the Securities Act.

Selling Securityholder                                Principal Amount of Notes

                          .....................................
                          .....................................
                          .....................................
                          .....................................
                          .....................................
                          .....................................   -----------
         Total.................................................   $20,700,000
                                                                  ===========

                              PLAN OF DISTRIBUTION

         The Offered Notes are being registered to permit public secondary trading of the Offered Notes by the holders thereof from time to time after the date of this Prospectus. The Company has agreed, among other things, to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisors to holders of the Offered Notes in connection with the registration and sale of the Offered Notes covered by this prospectus.

         The Company will not receive any of the proceeds from the offering of Offered Notes by the Selling Securityholders. The Company has been advised by the Selling Securityholders that the Selling Securityholders may sell or a portion of the Offered Notes on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Offered Notes beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Offered Notes from whom they may act as agent. The aggregate proceeds to the Selling Securityholders from the sale of the Offered Notes offered by them hereby will be the purchase price of such Offered Notes less discounts and commissions, if any.

         The Offered Notes may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commission in connection therewith.

         The Initial Purchaser has advised the Company that it intends to make a market in the Offered Notes; however, it is not obligated to do so and any such market-making may be discontinued at any time without notice, in the sole discretion of the Initial Purchaser. Accordingly, no assurance can be given as to the development of liquidity of any trading market that may develop for the Offered Notes. See "Risk Factors - Lack of Public Market for the Notes; Liquidity."

         In order to comply with the securities laws of certain states, if applicable, the Offered Notes will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Offered Notes may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Offered Notes may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the Offered Notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                                 LEGAL MATTERS

         The validity of the Offered Notes and the Indenture will be passed upon for the Company by Klehr, Harrison, Harvey, Branzburg & Ellers, Philadelphia, Pennsylvania. Klehr, Harrison, Harvey, Branzburg & Ellers may rely as to matters of New York law upon the opinion of Andrew Siegel, Esquire, General Counsel and Secretary of the Company. Klehr, Harrison, Harvey, Branzburg & Ellers and certain members thereof, beneficially own, in the aggregate, 155,363 shares of common stock of the Company.

                                    EXPERTS

         The consolidated balance sheets of the Company as of December 31, 1994 and 1993 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994, incorporated by reference in this Prospectus have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

===============================================================================
         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which the Prospectus relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of anytime subsequent to its date.








                               TABLE OF CONTENTS

Available Information ....................................................   3
Incorporation of Certain Information by Reference ........................   4
Summary ..................................................................   5
Risk Factors .............................................................   8
The Company ..............................................................  20
Selected Historical and Pro Forma Consolidated Financial Data ............  22
Use of Proceeds ..........................................................  24
Description of Notes .....................................................  25
Certain United States Federal Income Tax Considerations ..................  62
Selling Securityholders ..................................................  64
Plan of Distribution .....................................................  65
Legal Matters ............................................................  66
Experts ..................................................................  66

===============================================================================

===============================================================================

                                     GEOTEK
                              COMMUNICATIONS, INC.



                             $20,700,000 aggregate
                          principal amount at maturity
                             of 15% Series A Senior
                             Secured Discount Notes
                                    due 2005




                                ----------------
                                   PROSPECTUS
                                ----------------





                          Dated: ____________ __, 1995

===============================================================================

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Other Expenses of Issuance and Distribution.

         The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the Offered Notes offered hereby, other than underwriting discounts and commissions:

          Registration Fee--Securities and Exchange Commission.. $ 7,138
         *Blue Sky fees and expenses............................ $ 5,000
         *Accountants' fees and expenses........................ $ 5,000
         *Legal fees and expenses............................... $10,000
         *Printing and engraving expenses....................... $ 5,000
         *Miscellaneous......................................... $ 2,500
                                                                  ------
                  Total......................................... $34,638
                                                                  ======
------------------
* Estimate

Item 21. Indemnification of Directors and Officers.

         A. The Delaware Corporation Law provides that, to the extent that any director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) which he was a party to by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, the Company shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         B. In addition, the Company has the power to indemnify any of the persons referred to above in connection with any such actions against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such actions, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Notwithstanding the foregoing, in connection with any action or suit by or in the right of the Company to procure a judgment in its favor, the Company shall not make any indemnification as described above in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless or only to the extent that the Court of Chancery (in the State of Delaware) or the court in which such action or suit was brought shall determine, upon application, that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         C. The Company also has the power, under the Delaware Corporation Law, to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any other liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section.

         D. The indemnification provided by or allowable pursuant to the Delaware Corporation Law shall or may, as applicable, continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 22. Exhibits and Financial Statement Schedules.

         (a)      Schedule of Exhibits.


Exhibit
Number      Exhibit
-------     -------

  4.1       Indenture dated as of June 30, 1995 by and between the Company and the Trustee (the "Indenture"). (1)

  4.2       Form of Series A Senior Secured Discount Note is included as an exhibit to the Indenture.

  4.3       Form of Supplemental Indenture dated August 28, 1995 by and between the Company and the Trustee. (2)

  4.4       Pledge Agreement dated July 6, 1995 by and between the Company and the Trustee. (1)

  4.5       Charge Over Shares dated July 6, 1995 by and between the Company and the Trustee. (1)

  4.6       Share Transfer Agreement dated July 6, 1995 by and between the Company and the Trustee. (1)

  4.7       Notes Registration Rights Agreement dated July 6, 1995 by and between the Company and Smith Barney Inc.(2)

 *5         Opinion and consent of Klehr, Harrison, Harvey, Branzburg & Ellers.

 *8         The opinion of Klehr, Harrison, Harvey, Branzburg & Ellers with respect to tax matters is included in its opinion filed as Exhibit 5 to this Registration Statement.

 12         Statements re: Computation of ratios.

 23.1       Consent of Coopers & Lybrand L.L.P. - Geotek Communications, Inc.

 23.2       Consent of Shachak & Co. - PowerSpectrum Technology Ltd.
            Consent of Shachak & Co. - Oram Power Supplies (1990) Ltd.
            Consent of Shachak & Co. - Oram Electric Industries Ltd.

 23.3       Consent of Touche Ross & Co. - National Band Three Limited and predecessor companies

 23.4       Consent of KPMG - Band Three Radio Limited

 23.5       Consent of Coopers & Lybrand GmbH - Preussag Bundelfunk GmbH

 23.6       Consent of Dusseldorfer Treuhand-Gesellschaft Altenburg & Tewes AG - DBF Bundelfunk GmbH & Co.
            Betriebs-KG

*23.7       The consent of Klehr, Harrison, Harvey, Branzburg & Ellers to all references made to them in the Prospectus contained in this Registration Statement is included in its opinion filed as Exhibit 5 to this Registration
            Statement.

 24         The powers of attorney contained on the signature pages of this Registration Statement are hereby incorporated by reference.

 25         Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 on Form T-1.


--------------------
*To be filed by amendment.

(1) Incorporated by reference from the Company's Current Report on Form 8-K filed on July 18, 1995.

(2) Incorporated by reference from the Company's Registration Statement on Form S-4 filed on September 1, 1995 (File No. _____).

(c) Financial Data Schedules.

         The following financial data schedules are incorporated by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1994:

         Schedule II Valuation and Qualifying Accounts.

Item 17. Undertakings.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey, on August 31, 1995.

                            GEOTEK COMMUNICATIONS, INC.


                            By: /s/ Yaron I. Eitan
                                -----------------------------------------------
                                Yaron I. Eitan
                                President, Chief Executive Officer and Director

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yaron Eitan, President, and Yoram Bibring, Executive Vice President, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities indicated on August 31, 1995.

Signatures                          Title
----------                          -----

/s/ Winston J. Churchill            Chairman of the Board;
------------------------------      Director
Winston J. Churchill


/s/ Yaron I. Eitan                  President and Chief
------------------------------      Executive Officer (Principal
Yaron I. Eitan                      Executive Officer); Director


/s/ Walter E. Auch                  Director
------------------------------
Walter E. Auch


/s/ George Calhoun                  Director
------------------------------
George Calhoun

Signatures                          Title
----------                          -----

/s/ Purnendu Chatterjee             Director
------------------------------
Purnendu Chatterjee


/s/ Haynes G. Griffin               Director
------------------------------
Haynes G. Griffin


/s/ Richard Krants                  Director
------------------------------
Richard Krants


/s/ Richard T. Liebhaber            Director
------------------------------
Richard T. Liebhaber


/s/ Haim Rosen                      Director
------------------------------
Haim Rosen


/s/ Kevin W. Sharer                 Director
------------------------------
Kevin W. Sharer


/s/ William Spier                   Director
------------------------------
William Spier


/s/ Michael McCoy                   Chief Financial Officer
------------------------------      (Principal Financial Officer)
Michael McCoy


/s/ Michael Carus                   Chief Accounting Officer
------------------------------      (Principal Accounting
Michael Carus                        Officer)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey, on August 31, 1995.

                                         CLW COMMUNICATIONS, INC.
                                         CUMULOUS HOLDING CORP., INC.
                                         METRO NET SYSTEMS, INC.
                                         MOBILE MESSAGE SERVICE OF TEXAS, INC.
                                         OAK HILL COMMUNICATIONS, INC.
                                         POWERSPECTRUM, INC.
                                         POWERSPECTRUM OF ATLANTA, INC.
                                         POWERSPECTRUM OF BOSTON, INC.
                                         POWERSPECTRUM OF BUFFALO, INC.
                                         POWERSPECTRUM OF CHARLOTTE, INC.
                                         POWERSPECTRUM OF CHICAGO, INC.
                                         POWERSPECTRUM OF CINCINNATI, INC.
                                         POWERSPECTRUM OF D.C., INC.
                                         POWERSPECTRUM OF DALLAS, INC.
                                         POWERSPECTRUM OF DENVER, INC.
                                         POWERSPECTRUM OF GREENSBORO, INC.
                                         POWERSPECTRUM OF HARTFORD, INC.
                                         POWERSPECTRUM OF INDIANAPOLIS, INC.
                                         POWERSPECTRUM OF JACKSONVILLE, INC.
                                         POWERSPECTRUM OF KANSAS CITY, INC.
                                         POWERSPECTRUM OF MEMPHIS, INC.
                                         POWERSPECTRUM OF MIAMI, INC.
                                         POWERSPECTRUM MICROWAVE, INC.
                                         POWERSPECTRUM OF MINNEAPOLIS, INC.
                                         POWERSPECTRUM OF NASHVILLE, INC.
                                         POWERSPECTRUM OF NEW ORLEANS, INC.
                                         POWERSPECTRUM OF NEW YORK, INC.
                                         POWERSPECTRUM OF ORLANDO, INC.
                                         POWERSPECTRUM OF PHILADELPHIA, INC.
                                         POWERSPECTRUM OF PHOENIX, INC.
                                         POWERSPECTRUM OF ROCHESTER, INC.
                                         POWERSPECTRUM OF SALT LAKE CITY, INC.
                                         POWERSPECTRUM OF SAN FRANCISCO, INC.
                                         POWERSPECTRUM OF SEATTLE, INC.
                                         POWERSPECTRUM OF TAMPA, INC.



                                         By: /s/ Yaron I. Eitan
                                             ----------------------------------
                                             Yaron I. Eitan, Chairman

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yaron Eitan, Chairman, and Yoram Bibring, Treasurer and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities indicated on August 31, 1995.

Signatures                  Title
----------                  -----


/s/ Yaron I. Eitan          Director and Chairman (principal executive officer)
----------------------
Yaron I. Eitan


/s/ Yarom Bibring           Director and Treasurer (principal financial and
----------------------      accounting officer)
Yoram Bibring


/s/ Andrew Siegel           Director
----------------------
Andrew Siegel

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey, on August 31, 1995.

                                  U.S.I. VENTURE CORP.
                                  GEOTEK ACQUISITION CORP.
                                  GEOTEK SUBSIDIARY INDUSTRIES, INC.


                                  By: /s/ Yaron I. Eitan
                                      -----------------------------------------
                                      Yaron I. Eitan, Chairman

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yaron Eitan, Chairman, and Yoram Bibring, Treasurer and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities indicated on August 31, 1995.

Signatures                  Title
-----------                 -----

/s/Yaron I. Eitan           Director and Chairman (principal executive officer)
-----------------------
Yaron I. Eitan


/s/ Yoram Bibring           Director and Treasurer (principal financial and
-----------------------     accounting officer)
Yoram Bibring

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey, on August 31, 1995.

                                  ANSA COMMUNICATIONS, INC.


                                   By: /s/ Yaron I. Eitan
                                       ----------------------------------------
                                       Yaron I. Eitan, Chairman

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Yaron Eitan, Chairman, and Yoram Bibring, Treasurer and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed below by the following persons in the capacities indicated on August 31, 1995.

Signatures                  Title
----------                  -----

/s/ Yaron I. Eitan         Director and Chairman (principal executive officer)
----------------------
Yaron I. Eitan


/s/ Yoram Bibring          Director and Treasurer (principal financial and
----------------------     accounting officer)
Yoram Bibring


/s/ John Egidio            Director
----------------------
John Egidio

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit
-------        -------

12             Statements re: Computation of ratios.

23.1           Consent of Coopers & Lybrand L.L.P. - Geotek Communications, Inc.

23.2           Consent of Shachak & Co. - PowerSpectrum Technology Ltd.
               Consent of Shachak & Co. - Oram Power Supplies (1990) Ltd.
               Consent of Shachak & Co. - Oram Electric Industries Ltd.

23.3           Consent of Touche Ross & Co. - National Band Three Limited and predecessor companies

23.4           Consent of KPMG - Band Three Radio Limited

23.5           Consent of Coopers & Lybrand GmbH - Preussag Bundelfunk GmbH

23.6           Consent of Dusseldorfer Treuhand-Gesellschaft Altenburg & Tewes AG - DBF Bundelfunk GmbH
               & Co. Betriebs-KG

25             Statement of Eligibility and Qualifcation under the Trust Indenture Act of 1939 on Form T-1.


                         GRAPHIC MATERIAL APPENDIX


The following narrative of the ownership structure of the Company and its subsidiaries sets forth the information contained in the organizational chart of the Company which has been omitted from this EDGAR filing.

The Company owns 100% of PowerSpectrum, Inc, Geotek Communications GmbH, Geotek Asia, Inc., U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc., Geotek Acquisition Corp., Metro Net Systems, Inc., National Band Three Limited and Cumulous Holding Corp., Inc.

The Company indirectly owns 100% of: (i) ANSA Communications, Inc., PowerSpectrum, Inc., CLW Communications, Inc., Mobile Me ssage Service of Texas, Inc., Oak Hill Communications, Inc., PowerSpectrum Microwave, Inc., PowerSpectrum of Atlanta, Inc., PowerSpectrum of Boston, Inc., PowerSpectrum of Buffalo, Inc., PowerSpectrum of Charlotte, Inc., PowerSpectrum of Chicago, Inc., PowerSpectrum of Cincinnati, Inc., PowerSpectrum of D.C., Inc., PowerSpectrum of Dallas, Inc., PowerSpectrum of Denver, Inc., PowerSpectrum of Greensboro, Inc., PowerSpectrum of Hartford, Inc., PowerSpectrum of Indianapolis, Inc., PowerSpectrum of Jacksonville, Inc., PowerSpectrum of Kansas City, Inc., PowerSpectrum of Memphis, Inc., PowerSpectrum of Miami, Inc., PowerSpectrum of Minneapolis, Inc., PowerSpectrum of Nashville, Inc., PowerSpectrum of New Orleans, Inc., PowerSpectrum of New York City, Inc., PowerSpectrum of Orlando, Inc., PowerSpectrum of Philadelphia, Inc., PowerSpectrum of Phoenix, Inc., PowerSpectrum of Rochester, Inc., PowerSpectrum of San Francisco, Inc., PowerSpectrum of Salt Lake City, Inc., PowerSpectrum of Seattle, Inc. and PowerSpectrum of Tampa, Inc. through PowerSpectrum, Inc.; (ii) DBF Bundelfunk Gmbhand Geotek Beteiligungs GmbH i.G. through Geotek Communications GmbH; and
(iii) DBF Bundlfunk GmbH & Co. K.G. (partnership) through Geotek Beteiligungs Gmbh i.G.

The Company directly owns: (i) 50% of MIS Holdings Ltd.; (ii) 50% of Mobile information Systems Ltd.; (iii) 76% of GMSI, Inc.; and (iv) 60% of Geotest, Inc.

In addition: (i) PowerSpectrum, Inc. owns 56% of PowerSpectrum Technology Limited; (ii) Geotek Communications GmbH owns 49.8% of Preussag Bundelfunk GmbH;
(iii) U.S.I. Venture Corp., Geotek Subsidiary Industries, Inc. and Geotek Acquisition Corp. own 64% of European Gateway Acquisition Corporation ("EGAC");
(iv) EGAC owns 67% of Speech Design, which owns 66% of Satelco AG, and 99% of Bogen Corporation, which owns 100% of Bogen Communications, Inc.; and (v) Cumulous Holding Corp., Inc. owns 25% of Cumulous Communications Corporation (partnership).